FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-141638

LB COMMERCIAL MORTGAGE TRUST

2007-C3

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES
2007-C3

Classes A-1, A-2, A-3, A-AB, A-4, A-1A, X, A-M, A-J, B, C, D, E and F

$3,003,386,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

THE DATE OF THIS FREE WRITING PROSPECTUS IS JULY 9, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

CITIGROUP GLOBAL MARKETS INC.

Co-Manager

LEHMAN BROTHERS

Lead Manager

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE TOP OR BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTIALLY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NEITHER LEHMAN BROTHERS INC. NOR ANY OF ITS RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

THE UNDERWRITER HAS CONFIRMED THAT IT IS AWARE THAT NO GERMAN SALES PROSPECTUS (VERKAUFSPROSPEKT) HAS BEEN OR WILL BE PUBLISHED IN RESPECT OF THE OFFERING OF THE LB COMMERCIAL MORTGAGE TRUST 2007-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C3 (THE “CERTIFICATES”) AND THE UNDERWRITER HAS REPRESENTED AND AGREED THAT IT WILL COMPLY WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT (WERTPAPIER – VERKAUFSPROSPEKTGESETZ) AND ANY OTHER LAWS APPLICABLE IN GERMANY GOVERNING THE ISSUE, OFFERING AND SALE OF THE CERTIFICATES. IN PARTICULAR, THE UNDERWRITER HAS UNDERTAKEN NOT TO ENGAGE IN A PUBLIC OFFERING (OFFENTLICHES ANGEBOT) IN GERMANY WITH RESPECT TO ANY OF THE CERTIFICATES OTHERWISE THAN IN ACCORDANCE WITH THE GERMAN SECURITIES SALES PROSPECTUS ACT AND ANY OTHER ACT REPLACING OR SUPPLEMENTING IT AND ALL OTHER APPLICABLE LAWS AND REGULATIONS. NO CERTIFICATES PURCHASED BY ANY PERSON THAT WISHES TO OFFER THEM FOR SALE OR RESALE MAY BE OFFERED IN ANY JURISDICTION IN CIRCUMSTANCES WHICH WOULD RESULT IN THE DEPOSITOR BEING OBLIGATED TO REGISTER ANY FURTHER PROSPECTUS OR CORRESPONDING DOCUMENT RELATING TO THE CERTIFICATES IN SUCH JURISDICTION.

Table of Contents

I.

Transaction Highlights

II.

Structural Highlights

III.

Collateral Pool Highlights

IV.

Investment Grade and Significant Mortgage Loans

V.

Investor Reporting

VI.

Timeline

Transaction Highlights

Transaction Highlights

THIS FREE WRITING PROSPECTUS CONTAINS SELECTED SUMMARY INFORMATION REGARDING THE OFFERED CERTIFICATES IDENTIFIED BELOW AND RELATED MATTERS. THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. THE DEPOSITOR AS IDENTIFIED BELOW HAS FILED A REGISTRATION STATEMENT, INCLUDING A PROSPECTUS DATED MAY 21, 2007 (THE “BASE PROSPECTUS”), WITH THE SEC (SEC FILE NO. 333-129844) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. IN ADDITION, THE DEPOSITOR WILL PREPARE ANOTHER MORE DETAILED FREE WRITING PROSPECTUS TO BE DATED JULY 9, 2007 (THE “OFFERING PROSPECTUS”) THAT RELATES TO THE OFFERED CERTIFICATES, REFERS TO ITSELF THEREIN AS THE OFFERING PROSPECTUS AND IS ACCOMPANIED BY THE BASE PROSPECTUS. YOU SHOULD READ CAREFULLY THE OFFERING PROSPECTUS AND THE BASE PROSPECTUS IN FULL. CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS BUT NOT OTHERWISE DEFINED HEREIN WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THOSE TERMS IN THE GLOSSARY TO THE OFFERING PROSPECTUS. A COPY OF THE OFFERING PROSPECTUS CAN BE OBTAINED BY CONTACTING JUSTIN DRISCOLL AT 212-526-1793.

Issuing Entity:

LB Commercial Mortgage Trust 2007-C3 (the “Trust”).

Series and Class Designation:

Commercial Mortgage Pass-Through Certificates, Series 2007-C3 (the “Certificates”), to be issued in multiple classes (each, a “Class”). The Certificates will include the Class A-1, A-2, A-2FL, A-3, A-3FL,
A-AB, A-ABFL, A-4, A-4FL, A-1A, X, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II and R-III Certificates. The Certificates will evidence the entire beneficial ownership of the assets of the Trust (such assets, collectively, the “Trust Fund”).

Offered Certificates:

The Offered Certificates will consist of the Class A-1, A-2, A-3, A-AB, A-4, A-1A, X, A-M, A-J, B, C, D, E and F Certificates.  The Offered Certificates are the only securities offered by the Offering Prospectus and these materials.  The Offered Certificates will have an initial total principal balance of approximately $3,003,386,000.

Transaction Highlights

Transaction Highlights

Transaction Highlights

Non-Offered Certificates:

The Non-Offered Certificates will include the Class A-2FL, A-3FL, A-ABFL, A-4FL, A-MFL, A-JFL, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II and R-III Certificates. The Non-Offered Certificates will either be retained by the Depositor or transferred in transactions that do not require registration under the Securities Act of 1933, as amended. The Non-Offered Certificates will have an initial total principal balance of approximately $230,408,173.

Mortgage Pool:

The primary asset of the Trust Fund will be a segregated pool (the “Mortgage Pool”) of approximately 104 mortgage loans (the “Mortgage Loans”) that back the Offered Certificates and that have a total Cut-Off Date Balance (an “Initial Mortgage Pool Balance”) of approximately $3,233,794,173, subject to a variance of plus or minus 5%. The “Cut-Off Date Balance” of each Mortgage Loan will equal the unpaid principal balance of that Mortgage Loan as of the Cut-Off Date (as specified below) after application of all monthly debt service payments due on or before that date, whether or not received.

For purposes of calculating certain distributions on certain Classes of the Certificates, the Mortgage Pool will be divided into the following two (2) loan groups (each, a “Loan Group”):

“Loan Group No. 1” which will consist of 80 Mortgage Loans that will be secured by a variety of property types and that will have an aggregate Cut-Off Date Balance (the “Initial Loan Group No. 1 Balance”) of approximately $2,339,176,673, representing 72.3% of the Initial Mortgage Pool Balance; and

“Loan Group No. 2” which will consist of 24 Mortgage Loans that will be secured by solely multifamily property types and that will have an aggregate Cut-Off Date Balance (the “Initial Loan Group No. 2 Balance”) of approximately $894,617,500, representing 27.7% of the Initial Mortgage Pool Balance.

1.

2.

Transaction Highlights

Lead Manager/Sole Book Runner:

Lehman Brothers Inc.

Co

-

Manager

Citigroup Global Markets Inc.

Rating Agencies:

Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors

Service (“Moody’s”)

Depositor:

Structured Asset Securities Corporation II.

Sponsor:

Lehman Brothers Holdings Inc. (“LBHI”)

Trustee:

LaSalle Bank National Association.

Master Servicer:

KeyBank Real Estate Capital Markets, Inc.

Special Servicer:

Midland Loan Services, Inc.

Cut-Off Date:

July 11, 2007

Determination Date:

11th day of each month or, if such day is not a business day, then the following business day.

Distribution Date:

4th business day after the Determination Date of each month, commencing in August 2007.

Expected Settlement Date:

July 26, 2007

Transaction Highlights

Transaction Highlights

Transaction Highlights

Interest Accrual Period:

With respect to any Distribution Date, the period commencing on the 11th day of the month preceding the month in which that Distribution Date occurs and ending on the 10th day of the month in which that Distribution Date occurs.

The Depositor anticipates that, subject to satisfaction of the conditions referred to under “ERISA Considerations” in the Offering Prospectus, retirement plans and other employee benefit plans and arrangements subject to (a) Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (b) section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), will be able to invest in the Offered Certificates without giving rise to a prohibited transaction.  This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

ERISA:

Tax:

SMMEA:

The Offered Certificates will evidence regular interests in, and generally be treated as debt obligations of, a real estate mortgage investment conduit (a “REMIC”) under the applicable provisions of the Internal Revenue Code.

The Offered Certificates will be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

Transaction Highlights

Settlement:

Through the book-entry facilities of The Depository Trust Company (“DTC”) in the case of all Offered Certificates.

Denominations:

Class

Minimum Denomination

(1)

Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F Class X

$

10,000

$

250,000

Bloomberg:

It is expected that cash flows will be modeled on Bloomberg.

Lehman Brothers CMBS Index:

It is expected that the Offered Certificates will be included in the Lehman Brothers CMBS Index.

5

___________________________

1.

Increments of $1 thereafter.

Transaction Highlights

Structural Highlights

Class A-AB(2)

Structural Highlights

Offered Certificates(1)

Structural Highlights

___________________________

See footnotes on next page.

Loan Group 1

Approximately $2,339,176,673

Commercial Loans

Loan Group 2

Approximately $894,617,500

Multifamily Loans

100%

100%

Class A-1A(3)

C
l
a
s
s
X(4)

Class C

Class B

Class D

Class E

Class F

Class A-J

Class A-M

Class A-3(2)

Class A-1(2)

Class A-2(2)

Class A-4(2)

Structural Highlights

Offered Certificates(1)

Structural Highlights

___________________________

1.

The foregoing table is not drawn to reflect the relative sizes of classes.

2.

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 1 will generally be applied to make distributions of principal with respect to the Class A-1, A-2 and A-2FL pro rata, A-3 and A-3FL pro rata, A-AB and A-ABFL pro rata and A-4 and A-4FL pro rata Certificates (or, in the case of the reference to a floating rate class of series 2007-C3 certificates, the corresponding REMIC regular interests) prior to being applied to make any distributions of principal to the Class A-1A Certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-3FL, Class A-AB, Class A-ABFL, Class A-4, Class A-4FL and Class A-1A will be pro rata.

3.

100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 2 will generally be applied to make distributions of principal to the Class A-1A Certificates prior to being applied to make any distributions of principal with respect to the Class A-1, Class A-2 and Class A-2FL pro rata, Class A-3 and Class A-3FL pro rata, Class A-AB and Class A-ABFL pro rata and Class A-4 and Class A-4FL pro rata Certificates (or, in the case of the reference to a floating rate class of series 2007-C3 certificates, the corresponding REMIC regular interests) unless and until Classes A-M through T have all been reduced to zero, in which case, distributions of principal on Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-3FL, Class A-AB, Class A-ABFL, Class A-4, Class A-4FL and Class A-1A will be pro rata.

4.

The Class X Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal the sum of the respective principal balances of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.

___________________________

See footnotes on next page.

Structural Highlights

Bond Structure

Structural Highlights

Class

Approximate Initial Total Principal

Balance or Notional Amount ($)

Ratings

(S&P/Moody’s)

Approximate

Initial Credit

Support

(4)

Pass

-

Through Rate

Description

Wtd. Avg. Life

(ye

ars)

(8)

Principal

Window

(8)

Offered Certificates

A

-

1

               $8,000,000

AAA/Aaa

30.000%

(5)

TBD

(6)

         3.40

08/07

-

03/12

A

-

2

           $430,000,000

AAA/Aaa

30.000%

(5)

TBD

(6)

         4.84

03/12

-

06/12

A

-

3

             $71,000,000

AAA/Aaa

30.000%

(5)

TBD

(6)

         6.80

04/14

-

06/14

A

-

AB

             $21,700,000

AAA/Aaa

30.000%

(5)

TBD

(6)

         7.52

06/12

-

04/17

A

-

4

           $838,338,000

AAA/Aaa

30.000%

(5)

TBD

(6)

         9.81

04/17

-

06/17

A

-

1A

           $894,617,000

AAA/Aaa

30.000%

(5)

TBD

(6)

         7.75

02/10

-

06/17

A

-

M

           $323,379,000

AAA/Aaa

20.000%

TBD

(6)

         9.89

06/17

-

06/17

A

-

J

           $274,873,000

AAA/Aaa

11.500%

TBD

(6)

         9.89

06/17

-

06/17

B

             $28,296,000

AA+/Aa1

10.625%

TBD

(6)

         9.89

06/17

-

06/17

C

             $32,338,000

AA/Aa2

9.625%

TBD

(6)

         9.89

06/17

-

06/17

D

             $28,296,000

AA

-

/Aa3

8.750%

TBD

(6)

         9.89

06/17

-

06/17

E

             $24,253,000

A+/A1

8.000%

TBD

(6)

         9.89

06/17

-

06/17

F

             $28,296,000

A/A2

7.125%

TBD

(6)

         9.89

06/17

-

06/

17

X

                    $3,233,794,172

(3)

AAA/Aaa

   N/A

Variable IO

(7)

       8.58

(9)

08/07

-

08/22

(10)

Non-Offered Certificates

(1)

A

-

2FL

(2)

TBD

AAA/Aaa

30.000%

(5)

Floating

         4.84

TBD

A

-

3FL

(2)

TBD

AAA/Aaa

30.000%

(5)

Floating

         6.80

T

BD

A

-

ABFL

(2)

TBD

AAA/Aaa

30.000%

(5)

Floating

         7.52

TBD

A

-

4FL

(2)

TBD

AAA/Aaa

30.000%

(5)

Floating

         9.81

TBD

A

-

MFL

(2)

TBD

AAA/Aaa

20.000%

(5)

Floating

         9.89

TBD

A

-

JFL

(2)

TBD

AAA/Aaa

11.500%

(5)

Floating

         9.89

TBD

G

            $40,422,000

A-/A3

             5.875%

TBD

(6)

         9.92

06/17

-

07/17

H

             $32,338,000

BBB+/Baa1

             4.875%

TBD

(6)

         9.97

07/17

-

07/17

J

             $28,296,000

BBB/

Baa2

             4.000%

TBD

(6)

         9.

97

07/17

-

07/17

K

             $32,338,000

BBB-/Baa3

             3.000%

TBD

(6)

         9.97

07/17

-

07/17

L

             $20,211,000

BB+/Ba1

             2.375%

TBD

(6)

         9.97

07/17

-

07/17

M

             $12,127,000

BB/Ba2

             2.000%

TBD

(6)

         9.97

07/17

-

07/17

N

               $4,042,000

BB

-

/Ba3

             1.875%

TBD

(6)

         9.97

07/17

-

07/17

P

               $8,085,000

B+/B1

             1.625%

TBD

(6)

         9.97

07/17

-

07/17

Q

               $8,084,000

B/B2

        1.375%

TBD

(6)

       11.77

07/17

-

05/22

S

               $8,084,000

B-/B3

             1.125%

TBD

(6)

       14.88

05/22

-

07/22

T

             $36,381,172

NR/NR

      N/A

TBD

(6)

       14.97

07/22

-

07/22

Structural Highlights

Bond Structure (cont.)

Structural Highlights

9

___________________________

1.

The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II and R-III Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

2.

The assets of the trust will include multiple interest rate swap agreements that relate to the A-2FL, A-3FL, A-ABFL, A-4FL, A-MFL and A-JFL classes.  Each of those classes will represent undivided interests in, among other things, a real estate mortgage investment conduit that has the same alphabetic or alphanumeric class designation as the subject class, and the rights and obligations under the related swap agreement.  For so long as it is in effect, the swap agreement related to each of those classes will provide, among other things, that fixed amounts payable by the issuing entity as interest with respect to the REMIC regular interest corresponding to the subject class will be exchanged for floating amounts payable as interest by the swap provider under the related swap agreement, with regularly scheduled payments to be made between the issuing entity and the swap counterparty on a net basis.  Each swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the applicable class of Series 2007-C3 certificates outstanding from time to time.  Accordingly, the class A-2FL, A-3FL, A-ABFL, A-4FL, A-MFL and A-JFL certificates constitute the floating rate classes of the series 2007-C3 certificates.  The total principal balance of each floating rate class of series 2007-C3 certificates at any time will equal the total principal balance of the corresponding REMIC regular interest of such Floating Class.

3.

The Class X Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal the sum of the respective principal balances of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.  The Class X Certificates do not have a principal balance. See “Description of the Offered Certificates—General” in the Offering Prospectus.

4.

Represents the total principal balance of all more subordinate Classes of Certificates shown in the table on the preceding page, expressed as a percentage of the Initial Mortgage Pool Balance.

5.

Presented on an aggregate basis for the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL and A-1A Certificates.

6.

To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC (as defined below); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

7.

The Class X Certificates accrue interest on its respective notional amount at the weighted average of certain strip rates. See “Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates” in the Offering Prospectus.

8.

Calculated assuming, among other things, 0% CPR and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

9.

Represents the weighted average life of each dollar reduction in notional amount.

10.

Represents period over which the notional amount will be reduced to zero.

Structural Highlights

General Distribution Matters:

Senior/Subordinate Structure:

The respective Classes of the Regular Certificates will entitle holders to varying degrees of seniority for purposes of—

•

receiving payments of interest and, if and when applicable, payments of principal, and

•

bearing the effects of losses on the Mortgage Loans, as well as default-related and other unanticipated expenses of the Trust.

In connection therewith: (a) the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL, A- 1A and X Certificates (collectively, the “Senior Certificates”) will be the most senior Classes of the Certificates; (b) after the Senior Certificates, the Class A-M and A-MFL Certificates will be the next most senior Class of the Certificates; (c) after the Senior Certificates and Class A-M and A-MFL Certificates, the Class A-J and A-JFL Certificates will be the next most senior Class of the Certificates; and (d) thereafter, the Class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates will, in the case of each of those Classes, be senior to each other such Class, if any, with a later alphabetic Class designation.

Structural Highlights

The Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL, A-1A, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates (collectively, the “Principal Balance Certificates”) are the only Classes of Certificates with principal balances and, accordingly, the only Classes of Certificates that entitle holders to payments of principal. The Class X Certificates (the “Interest Only Certificates”) do not have a principal balance but do have a notional amount for purposes of the accrual of interest. The Principal Balance Certificates and the Interest Only Certificates (collectively, the “Regular Certificates”) have pass-through rates and accrue interest. The Class R-I, R-II and R-III Certificates, which are REMIC residual interest certificates, do not have principal balances, notional amounts or pass-through rates and are not expected to receive any material distributions.

Structural Highlights

Sequential Pay Structure:

Interest Distributions:

Structural Highlights

Distributions of principal and/or interest with respect to the respective Classes of Regular Certificates will be made in a generally sequential order reflecting the relative seniority of those Classes. In connection therewith, collections and advances on the Mortgage Loans that are available to make those distributions on any given Distribution Date will be applied (with some considerations given to whether the available funds came from Loan Group No. 1 or Loan Group No. 2): (a) first, to make distributions of interest with respect to the A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL, A-1A and X Classes (in the case of a floating rate class of series 2007-C3 certificates, the corresponding REMIC regular interests) on a pro rata basis in accordance with the respective amounts of interest payable thereon; (b) second, to make distributions of principal with respect to the A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL and/or A-1A Classes (in the case of a floating rate class of series 2007-C3 certificates, the corresponding REMIC regular interests) in accordance with the respective amounts of principal payable thereon and in a manner consistent with the discussion under “—Principal Distributions” below; and (c) thereafter, to make distributions of interest and, consistent with the discussion under “—Principal Distributions” below, provided that all more senior Classes of Principal Balance Certificates have been retired, distributions of principal sequentially with respect to the remaining Classes of Principal Balance Certificates (in the case of a floating rate class of series 2007-C3 certificates, the corresponding REMIC regular interests) from the most senior, starting with the A-M Class, to the most subordinate, ending with the T Class (pro rata in the case of the A-M and A-MFL Classes and pro rata in the case of the A-J and A-JFL Classes in accordance with the respective amounts of interest and/or principal payable thereon). See “Description of the Offered Certificates—Payments—Priority of Payments” in the Offering Prospectus.

Each Class of Offered Certificates will be entitled, on each Distribution Date, subject to available funds and the payment priorities described above, to interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the total principal balance or total notional amount, as applicable, of that Class outstanding immediately prior to that Distribution Date, together with any unpaid interest with respect to that Class from any prior Distribution Dates. Interest on the Offered Certificates will be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months. Distributions of interest with respect to the Offered Certificates may be reduced in connection with certain interest shortfalls arising out of prepayments on the Mortgage Loans. See “Description of the Offered Certificates—Payments—Payments of Interest” in the Offering Prospectus.

Structural Highlights

Principal Distributions:

Subject to available funds and the payment priorities described above, the holders of each Class of Offered Certificates, other than the Class X Certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of such particular Class.

The Trustee is required to make distributions of principal to the holders of the various Classes of Principal Balance Certificates in a specified sequential order (in the case of a floating rate class of series 2007-C3 certificates, through the corresponding REMIC regular interest), taking account of whether payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with repect to the underlying mortgage loans in Loan Group No. 1 or underlying mortgage loans in Loan Group No. 2 such that:

•

no payments of principal will be made to the holders of any of the Class G, H, J, K, L, M, N, P, Q, S and/or T Certificates until the total principal balance of the Offered Certificates (exclusive of the Class X Certificates) and the Class A-2FL, A-3FL, A-ABFL, A-4FL, A-MFL and A-JFL Certificates is reduced to zero;

•

no payments of principal will be made to the holders of the Class A-M, A-MFL, A-J, A-JFL, B, C, D, E and/or F Certificates until, in the case of each Class of those Offered Certificates, the total principal balance of all more senior Classes of certificates (exclusive of the Class X Certificates) is reduced to zero;

•

except as described in the paragraph following these bullets, no payments of principal allocable to Loan Group No. 1 will be made to the holders of the Class A-1A Certificates until the total principal balance of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4 and A-4FL Certificates is reduced to zero, and no payments of principal allocable to Loan Group No. 2 will be made to the holders of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4 and A-4FL Certificates until the total principal balance of the Class A-1A Certificates is reduced to zero;

•

no payments of principal will be made to the holders of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4 and/or A-4FL Certificates on any given Distribution Date until the holders of the Class A-1A Certificates have received all payments of principal to which they are entitled on that Distribution Date with respect to Loan Group No. 2;

Structural Highlights

Structural Highlights

Principal Distributions (cont.):

•

on any given Distribution Date, except as described in the paragraph following these bullets, the total principal balance of the Class A-AB and A-ABFL Certificates must be paid down to the applicable scheduled principal balance for that Class set forth on Annex F to the Offering Prospectus before any payments of principal are made with respect to the Class A-1, A-2, A-2FL, A-3, A-3FL, A-4 and/or A-4FL Certificates; and

•

except as described in the paragraph below, no payments of principal will be made to the holders of the Class A-4 and A-4FL Certificates until the total principal balance of the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB and A-ABFL Certificates is reduced to zero, no payments of principal will be made to the holders of the Class A-AB and A-ABFL Certificates (other than as described in the immediately preceding bullet) until the total principal balance of the Class A-1, A-2, A-2FL, A-3 and A-3FL Certificates is reduced to zero, no payments of principal will be made to the holders of the Class A-3 and A-3FL Certificates until the total principal balance of the Class A-1, A-2 and A-2FL Certificates is reduced zero and no payments of principal will be made to the holders of the Class A-2 and A-2FL Certificates until the total principal balance of the Class A-1 Certificates is reduced zero.

•

Because of losses on the Mortgage Loans and/or default-related or other unanticipated expenses of the Trust, the total principal balance of the Class A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates could be reduced to zero at a time when the Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL and A-1A Certificates, or any two or more Classes of those Senior Certificates, remain outstanding. If this occurs, and notwithstanding the discussion above, any payments of principal on the outstanding Class A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL and A-1A Certificates will be made among those Classes of Senior Certificates on a pro rata basis in accordance with their respective total principal balances.

In general, the maximum amount of principal to be distributed on any given Distribution Date with respect to the Principal Balance Certificates, subject to available funds, will equal the Total Principal Distribution Amount described in the glossary to the Offering Prospectus. However, on the final Distribution Date, subject to available funds and the payment priorities described above, the holders of each Class of Principal Balance Certificates will be entitled to receive principal up to the remaining unpaid principal balance of those Certificates.

Structural Highlights

Structural Highlights

Losses:

Losses realized on the Mortgage Loans and certain default-related and other unanticipated expenses, if any, will be allocated to the T, S, Q, P, N, M, L, K, J, H, G, F, E, D, C, B, A-JFL, A-J, A-MFL and A-M Classes (in the case of the A-JFL, A-J, A-MFL and A-M Classes, on a pro rata basis in accordance with the respective total principal balances of those Classes), in that order, in each case until the total principal balance of the subject Class is reduced to zero, and then to the A-1, A-2, A-2FL, A-3, A-3FL, A-AB, A-ABFL, A-4, A-4FL and A-1A Classes, on a pro rata basis in accordance with the respective total principal balances of those Classes.

Structural Highlights

Structural Highlights

Call Protection(1)(2)

Structural Highlights

Open Prepayment Period at End of Mortgage Loan

Number of Mortgage Loans

Percent of Initial Mortgage Pool Balance

None

30

10.7

%

1 Month

1

0.1

%

2 Months

4

3.1

%

3 Months

62

77.2

%

4

Months

1

2.1

%

6

Months

3

1.4

%

12 Months

1

0.2

%

24 Months

2

5.2%

Total:

104

100.0%

15

___________________________

1.

See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

2.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

3.

As of the Cut-Off Date.

4.

Percent of Initial Mortgage Pool Balance.

5.

Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

6.

Prior to maturity.

Statistical Data

(3

)

Mortgage Loans w

ith Initial Lock-Out

Defeasance Period Thereafter

84.6

%

(4

)

Mortgage Loans w

ith Initial Lock-Out Yield Maintenance Period Thereafter

5.1

%

(4

)

Mortgage Loans Prepayable with Yield Maintenance

10.3

%

(4

)

Weighted Aver

age Remaining Lock-Out or Defeasance

94.1 months

(

5

)

Weighted Average Prepayment Open Period

3.8

months

(

6

)

Structural Highlights

Prepayment

Provisions

7/2007

7/2008

7/2009

7/2010

7/2011

7/2012

7/2013

7/2014

7/2015

7/2016

7/2017

7/2018

7/2019

7/2020

Lock

Out/Def.

89.7%

89.7%

86.4%

79.9%

79.7%

82.8%

82.8%

82.8%

82.8%

82.8%

26.6%

28.0%

27.9%

27.7%

Yield Maint.

(2)

10.3%

10.3%

13.6%

15

.3%

15.4%

16.7%

16.7%

17.2%

17.2%

17.2%

67.9%

72.0%

72.1%

72.3%

Sub-Total

100.0%

100.0%

100.0%

95.2%

95.2%

99.5%

99.5%

100.0%

100.0%

100.0%

94.4%

100.0%

100.0%

100.0%

>=5.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

4.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

3

.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

2.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

1.0%

-

-

-

-

-

-

-

-

-

-

-

-

-

-

Open

-

-

-

4.8%

4.8%

0.5%

0.5%

-

-

-

5.6%

-

-

-

Total

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

100.0%

16

___________________________

1.

Represents percentage of then outstanding principal balance of Mortgage Pool as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

2.

Includes Mortgage Loans as to which borrower may defease or prepay with yield maintenance during a portion of the loan term.

Structural Highlights

Prepayment Provisions(1)

Collateral Pool Highlights

Collateral Pool Highlights

The Mortgage Pool includes 10 Mortgage Loans (representing 37.1% of the Initial Mortgage Pool Balance) that S&P and Moody’s have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such 10 Mortgage Loans, the “Investment Grade Loans”).

As described under “Description of the Mortgage Pool—Loan Combinations” in the Offering Prospectus, 17 Mortgage Loans, representing 41.3% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A “Loan Combination” consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a “Non-Trust Loan” in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

The structures of the 237 Park Avenue Loan Combination, Rosslyn Portfolio Loan Combination, Frost Bank Tower Loan Combination, One Congress Plaza Loan Combination, One American Center Loan Combination and San Jacinto Center Loan Combination are outlined on the following pages.

Summary of the pool composition is as follows:

Collateral Pool Highlights

Number of Loans

Total

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage

Pool

Balance

Investment Grade Loans

10

$1,199,280,000

37.1

%

Conduit Loans

94

$2,034,514,173

62.9

%

Total:

104

$3,233,794,173

100.0%

Pool Composition

The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as 237 Park Avenue (that property, the “237 Park Avenue Mortgaged Property” and that Loan Combination, the “237 Park Avenue Loan Combination”) consists of (a) the “237 Park Avenue Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “237 Park Avenue Non-Trust Loan”), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the 237 Park Avenue Mortgage Loan.  A Co-Lender Agreement executed between the respective holder of the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Non-Trust Loan governs the rights and obligations of those holders (the “237 Park Avenue Co-Lender Agreement”).

The holder of the 237 Park Avenue Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the 237 Park Avenue Non-Trust Loan.(3)

Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the 237 Park Avenue Mortgage Loan is being specially serviced, the holder of the 237 Park Avenue Mortgage Loan and the holder of the 237 Park Avenue Non-Trust Loan will be allocated principal payments on a pro rata basis, although the holder of the 237 Park Avenue Mortgage Loan will be entitled to receive its pro rata payments of principal before the holder of the 237 Park Avenue Non-Trust Loan receives its payments.(3)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

“A Note” evidences 237 Park Avenue Mortgage Loan.  $419,600,000 is the cut-off date balance of the A Note.

2.

“B Note” evidences 237 Park Avenue Non-Trust Loan.  $255,400,000 is the cut-off date balance of the B Note.

3.

Subject to the terms of the 237 Park Avenue Co-Lender Agreement.

237 Park Avenue Loan Combination

237 Park Avenue

Mortgage Loan (A Note)(1)

($419.6m)

LBCMT 2007-C3

Trust

237 Park Avenue

Loan Combination

($675.0m)

237 Park Avenue

Non-Trust Loan (B Note)(2)

($255.4m)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the 237 Park Avenue Mortgage Loan is being specially serviced, the holder of the 237 Park Avenue Non-Trust Loan receives no principal or interest payments until the principal amount of the 237 Park Avenue Mortgage Loan has been paid in full.(1)

The 237 Park Avenue Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the 237 Park Avenue Non-Trust Loan will have: (i) the right to direct various servicing actions and/or replace the Special Servicer with respect to the 237 Park Avenue Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the 237 Park Avenue Mortgage Loan.(1)

Collateral Pool Highlights

Collateral Pool Highlights

237 Park Avenue Loan Combination (cont.)

___________________________

1.

Subject to the terms of the 237 Park Avenue Co-Lender Agreement.

The Loan Combination secured by the mortgaged real properties identified in the Offering Prospectus as Rosslyn Portfolio (those properties, the “Rosslyn Portfolio Mortgaged Properties” and that Loan Combination, the “Rosslyn Portfolio Loan Combination”) consists of (a) the “Rosslyn Portfolio Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “Rosslyn Portfolio Non-Trust Loan”), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the Rosslyn Portfolio Mortgage Loan.  A Co-Lender Agreement executed between the respective holder of the Rosslyn Portfolio Mortgage Loan and the Rosslyn Portfolio Non-Trust Loan governs the rights and obligations of those holders (the “Rosslyn Portfolio Co-Lender Agreement”).

The holder of the Rosslyn Portfolio Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Rosslyn Portfolio Non-Trust Loan.(3)

Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the Rosslyn Portfolio Mortgage Loan is being specially serviced, the holder of the Rosslyn Portfolio Mortgage Loan and the holder of the Rosslyn Portfolio Non-Trust Loan will be allocated principal payments on a pro rata basis, although the holder of the Rosslyn Portfolio Mortgage Loan will be entitled to receive its pro rata payments of principal before the holder of the Rosslyn Portfolio Non-Trust Loan receives its payments.(3)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

“A Note” evidences Rosslyn Portfolio Mortgage Loan.  $310,000,000 is the cut-off date balance of the A Note.

2.

“B Note” evidences Rosslyn Portfolio Non-Trust Loan.  $257,675,000 is the cut-off date balance of the B Note.

3.

Subject to the terms of the Rosslyn Portfolio Co-Lender Agreement.

Rosslyn Portfolio Loan Combination

Rosslyn Portfolio

Mortgage Loan (A Note)(1)

($310.0m)

LBCMT 2007-C3

Trust

Rosslyn Portfolio

Loan Combination

($567.7m)

Rosslyn Portfolio

Non-Trust Loan (B Note)(2)

($257.7m)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Rosslyn Portfolio Mortgage Loan is being specially serviced, the holder of the Rosslyn Portfolio Non-Trust Loan receives no principal or interest payments until the principal amount of the Rosslyn Portfolio Mortgage Loan has been paid in full.(1)

The Rosslyn Portfolio Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the Rosslyn Portfolio Non-Trust Loan will have: (i) the right to direct various servicing actions and/or replace the Special Servicer with respect to the Rosslyn Portfolio Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the Rosslyn Portfolio Mortgage Loan.(1)

Collateral Pool Highlights

Collateral Pool Highlights

Rosslyn Portfolio Loan Combination (cont.)

___________________________

1.

Subject to the terms of the Rosslyn Portfolio Co-Lender Agreement.

The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as Frost Bank Tower (that property, the “Frost Bank Tower Mortgaged Property” and that Loan Combination, the “Frost Bank Tower Loan Combination”) consists of (a) the “Frost Bank Tower Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “Frost Bank Tower Non-Trust Loan”), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the Frost Bank Tower Mortgage Loan.  A Co-Lender Agreement executed between the respective holder of the Frost Bank Tower Mortgage Loan and the Frost Bank Tower Non-Trust Loan governs the rights and obligations of those holders (the “Frost Bank Tower Co-Lender Agreement”).

The holder of the Frost Bank Tower Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Frost Bank Tower Non-Trust Loan.(3)

Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the Frost Bank Tower Mortgage Loan is being specially serviced, the holder of the Frost Bank Tower Mortgage Loan and the holder of the Frost Bank Tower Non-Trust Loan will be allocated principal payments on a pro rata basis, although the holder of the Frost Bank Tower Mortgage Loan will be entitled to receive its pro rata payments of principal before the holder of the Frost Bank Tower Non-Trust Loan receives its payments.(3)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

“A Note” evidences Frost Bank Tower Mortgage Loan.  $61,300,000 is the cut-off date balance of the A Note.

2.

“B Note” evidences Frost Bank Tower Non-Trust Loan.  $88,700,000 is the cut-off date balance of the B Note.

3.

Subject to the terms of the Frost Bank Tower Co-Lender Agreement.

Frost Bank Tower Loan Combination

Frost Bank Tower

Mortgage Loan (A Note)(1)

($61.3m)

LBCMT 2007-C3

Trust

Frost Bank Tower

Loan Combination

($150.0m)

Frost Bank Tower

Non-Trust Loan (B Note)(2)

($88.7m)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Frost Bank Tower Mortgage Loan is being specially serviced, the holder of the Frost Bank Tower Non-Trust Loan receives no principal or interest payments until the principal amount of the Frost Bank Tower Mortgage Loan has been paid in full.(1)

The Frost Bank Tower Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2007-C3 Pooling and Servicing Agreement— The Series 2007-C3 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the Frost Bank Tower Non-Trust Loan will have: (i) the right to direct various servicing actions and/or replace the Special Servicer with respect to the Frost Bank Tower Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the Frost Bank Tower Mortgage Loan.(1)

Collateral Pool Highlights

Collateral Pool Highlights

Frost Bank Tower Loan Combination (cont.)

___________________________

1.

Subject to the terms of the Frost Bank Tower Co-Lender Agreement.

The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as One Congress Plaza (that property, the “One Congress Plaza Mortgaged Property” and that Loan Combination, the “One Congress Plaza Loan Combination”) consists of (a) the “One Congress Plaza Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “One Congress Plaza Non-Trust Loan”), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the One Congress Plaza Mortgage Loan.  A Co-Lender Agreement executed between the respective holder of the One Congress Plaza Mortgage Loan and the One Congress Plaza Non-Trust Loan governs the rights and obligations of those holders (the “One Congress Plaza Co-Lender Agreement”).

The holder of the One Congress Plaza Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the One Congress Plaza Non-Trust Loan.(3)

Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the One Congress Plaza Mortgage Loan is being specially serviced, the holder of the One Congress Plaza Mortgage Loan and the holder of the One Congress Plaza Non-Trust Loan will be allocated principal payments on a pro rata basis, although the holder of the One Congress Plaza Mortgage Loan will be entitled to receive its pro rata payments of principal before the holder of the One Congress Plaza Non-Trust Loan receives its payments.(3)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

“A Note” evidences One Congress Plaza Mortgage Loan.  $57,000,000 is the cut-off date balance of the A Note.

2.

“B Note” evidences One Congress Plaza Non-Trust Loan.  $71,000,000 is the cut-off date balance of the B Note.

3.

Subject to the terms of the One Congress Plaza Co-Lender Agreement.

One Congress Plaza Loan Combination

One Congress Plaza

Mortgage Loan (A Note)(1)

($57.0m)

LBCMT 2007-C3

Trust

One Congress Plaza

Loan Combination

($128.0m)

One Congress Plaza

Non-Trust Loan (B Note)(2)

($71.0m)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the One Congress Plaza Mortgage Loan is being specially serviced, the holder of the One Congress Plaza Non-Trust Loan receives no principal or interest payments until the principal amount of the One Congress Plaza Mortgage Loan has been paid in full.(1)

The One Congress Plaza Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the One Congress Plaza Non-Trust Loan will have: (i) the right to direct various servicing actions and/or replace the Special Servicer with respect to the One Congress Plaza Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the One Congress Plaza Mortgage Loan.(1)

Collateral Pool Highlights

Collateral Pool Highlights

One Congress Plaza Loan Combination (cont.)

___________________________

1.

Subject to the terms of the One Congress Plaza Co-Lender Agreement.

The Loan Combination secured by the mortgaged real property identified in the Offering Prospectus as One American Center (that property, the “One American Center Mortgaged Property” and that Loan Combination, the “One American Center Loan Combination”) consists of (a) the “One American Center Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “One American Center Non-Trust Loan”), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the One American Center Mortgage Loan.  A Co-Lender Agreement executed between the respective holder of the One American Center Mortgage Loan and the One American Center Non-Trust Loan governs the rights and obligations of those holders (the “One American Center Co-Lender Agreement”).

The holder of the One American Center Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the One American Center Non-Trust Loan.(3)

Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the One American Center Mortgage Loan is being specially serviced, the holder of the One American Center Mortgage Loan and the holder of the One American Center Non-Trust Loan will be allocated principal payments on a pro rata basis, although the holder of the One American Center Mortgage Loan will be entitled to receive its pro rata payments of principal before the holder of the One American Center Non-Trust Loan receives its payments. (3)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

“A Note” evidences One American Center Mortgage Loan.  $50,900,000 is the cut-off date balance of the A Note.

2.

“B Note” evidences One American Center Non-Trust Loan.  $69,100,000 is the cut-off date balance of the B Note.

3.

Subject to the terms of the One American Center Co-Lender Agreement.

One American Center Loan Combination

One American Center

Mortgage Loan (A Note)(1)

($50.9m)

LBCMT 2007-C3

Trust

One American
Center

Loan Combination

($120.0m)

One American Center

Non-Trust Loan (B Note)(2)

($69.1m)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the One American Center Mortgage Loan is being specially serviced, the holder of the One American Center Non-Trust Loan receives no principal or interest payments until the principal amount of the One American Center Mortgage Loan has been paid in full.(1)

The One American Center Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the One American Center Non-Trust Loan will have: (i) the right to direct various servicing actions and/or replace the Special Servicer with respect to the One American Center Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the One American Center Mortgage Loan.(1)

Collateral Pool Highlights

Collateral Pool Highlights

One American Center Loan Combination (cont.)

___________________________

1.

Subject to the terms of the One American Center Co-Lender Agreement.

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as San Jacinto Center (that property, the “San Jacinto Center Mortgaged Property” and that Loan Combination, the “San Jacinto Center Loan Combination”) consists of (a) the “San Jacinto Center Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “San Jacinto Center Non-Trust Loan”), which is evidenced by a B Note and, upon the occurrence of certain material defaults, is generally subordinate in right of payment to the San Jacinto Center Mortgage Loan.  A Co-Lender Agreement between the respective holders of the San Jacinto Center Mortgage Loan and the San Jacinto Center Non-Trust Loan will govern the rights and obligations of those holders (the “San Jacinto Center Co-Lender Agreement”).

The holder of the San Jacinto Center Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the San Jacinto Center Non-Trust Loan.(3)

Prior to the occurrence of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the San Jacinto Center Mortgage Loan is being specially serviced, the holder of the San Jacinto Center Mortgage Loan and the holder of the San Jacinto Center Non-Trust Loan receive principal payments on a pro rata basis, although the holder of the San Jacinto Center Mortgage Loan would receive its pro rata share of principal payments before the holder of the San Jacinto Center Non-Trust Loan receives its pro rata share.(3)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the San Jacinto Center Mortgage Loan is being specially serviced, the holder of the San Jacinto Center Non-Trust Loan receives no principal or interest payments until the principal amount of the San Jacinto Center Mortgage Loan has been paid in full.(3)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

“A Note” evidences the San Jacinto Center Mortgage Loan. $43,000,000 is the Cut-Off Date Balance of the A Note.

2.

“B Note” evidences the San Jacinto Center Non-Trust Loan. $58,000,000 is the Cut-Off Date Balance of the B Note.

3.

Subject to the terms of the San Jacinto Center Co-Lender Agreement.

San Jacinto Center Loan Combination

San Jacinto Center

Mortgage Loan (A Note)(1)

($43.0m)

LBCMT 2007-C3

Trust

San Jacinto Center
Loan Combination

($101.0m)

San Jacinto Center

Non-Trust Loan (B Note)(2)

($58.0m)

The San Jacinto Center Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Subject to the discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2007-C3 Pooling and Servicing Agreement—The Series 2007-C3 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the San Jacinto Center Non-Trust Loan will have: (i) the right to direct various servicing actions and/or replace the Special Servicer with respect to the San Jacinto Center Loan Combination; and (ii) the right to cure defaults under and/or, in a default scenario, purchase the San Jacinto Center Mortgage Loan. (1)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

Subject to the terms of the San Jacinto Center Co-Lender Agreement.

San Jacinto Center Loan Combination (cont.)

Collateral Pool Highlights

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR, Cut-Off Date LTV and Shadow Rating(1) with respect to each indicated Mortgage Loan:

Collateral Pool Highlights

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR and Cut-Off Date LTV with respect to each indicated Loan Combination:

_____________________________

1.

S&P and Moody’s have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan’s inclusion in the Trust, the credit characteristics of that Mortgage Loan or the applicable portion are consistent with obligations that are so rated.

2.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

3.

Based on: the 237 Park Avenue Mortgage Loan only and without regard to the related junior 237 Park Avenue Non-Trust Loan, the Rosslyn Portfolio Mortgage Loan only and without regard to the related junior Rosslyn Portfolio Non-Trust Loan, the Frost Bank Tower Mortgage Loan only and without regard to the related junior Frost Bank Tower Non-Trust Loan, the One Congress Plaza Mortgage Loan only and without regard to the related junior One Congress Plaza Non-Trust Loan, the One American Center Mortgage Loan only and without regard to the related junior One American Center Non-Trust Loan and the San Jacinto Mortgage Loan only and without regard to the related junior San Jacinto Non-Trust Loan,

4.

The related Cut-Off Date U/W NCF DSCR, U/W NCF DSCR and Cut-Off Date LTV are based on all related Non-Trust Loans in the case of the 237 Park Avenue Loan Combination, the Rosslyn Portfolio Loan Combination, the Frost Bank Tower Loan Combination, the One Congress Plaza Loan Combination, the One American Center Loan Combination and the San Jacinto Center Loan Combination.

237 Park Avenue

(

A

Note)

Rosslyn Portolio

(A Note)

Frost Bank Tower

(A Note)

One Congress

Center

(A Note)

One American

Center

(

A

Note)

San Jacinto Center

(A Note)

Cut

-

Off Date U/W NCF DSCR

(2)(3)

1.55x

2.25x

1.58x

1.68x

1.72x

2.13x

U/W NCF DSCR

(3)

1.55x

2.25x

1.58x

1.68x

1.72x

2.13x

U/W NCF

$41,241,256

$41,201,329

$5,939,739

$5,919,629

$5,357,492

$5,622,704

Cut

-

Off Date LTV

(3)

32.5%

36.9%

27.0%

29.6%

28.5%

28.2%

Appraised Value

$

1,290,000,000

$

841,000,000

$

227,000,000

$

192,650,000

$

178,400,000

$

152,400

,000

Shadow Rating

(1)(3)

AAA/A3

BBB+/Baa3

AA/Baa3

BBB/Baa3

AAA/Baa3

AAA/Baa3

237 Park Avenue

(4)

Rosslyn Portfolio

(4)

Frost Bank

Tower

(4)

One Congress

Plaza

(4)

One American

Center

(4)

San Jacinto Center

(4)

Cut-Off Date U/W NCF DSCR

(2)

0.98x

1.21x

0.64x

0.75x

0.73x

0.91x

U/W NCF DSCR

0.98x

1.21x

0.64x

0.75x

0.73x

0.91x

U/W NCF

$41,241,256

$41,201,329

$5,939,739

$5,919,629

$5,357,492

$5,622,704

Cut-Off Date LTV

52.3%

67.5%

66.1%

66.4%

67.3%

66.3%

Appraised Value

$1,290,000,000

$841,000,000

$227,000,000

$192,650,000

$178,400,000

$152,400,000

Collateral Pool Highlights

Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the LBCMT 2007-C3 transaction include:

Broadway Real Estate Partners, LLC and an affiliate of Lehman Brothers

Monday Properties Investments, LLC and an affiliate of Lehman Brothers

Larken Associates

Bethany Holdings Group, LLC and Terry Knutson

Swig Equities, LLC and Longwing, Inc.

Thomas Properties Group, Inc., California State Teachers’ Retirement System and an affiliate of Lehman Brothers

Finard Properties, LLC

Lyon Management Group, Inc.

Eola Capital LLC and an affiliate of Lehman Brothers

Tishman Speyer Crown Equities, LLC

Jack Resnick & Sons, Inc.

Collateral Pool Highlights

Mortgage Loan Sellers

Collateral Pool Highlights

Conduit Origination Program:

U/W NCF on all loans is based on certain underwriting assumptions made by the mortgage loan seller including those assumptions more specifically set forth in the Offering Prospectus and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., a “Big Four” accounting firm).

U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or, in some cases, based on an average monthly debt service payment during the amortization term.

Cut-Off Date U/W NCF DSCR for all loans with partial interest-only periods is calculated based on U/W NCF and the sum of the interest-only payments that will be due during the 12-month period following the Cut-Off Date based on related mortgage interest rate and Cut-Off Date principal balance.

Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.

Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

Substantially all borrowers are single asset entities.

Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $25 million.

Collateral Pool Highlights

Mortgage Loan Sellers

Collateral Pool Highlights

Collateral Pool Highlights

Cash Management Systems

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Springing Hard Lockbox. Either—

income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a “Hard Lockbox” with lender cash management; or

a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Hard Lockbox” with lender cash management.

Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a “Hard Lockbox”.

Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Soft Lockbox” as described above.

33

Lockboxes

Percent of Initial Mortgage Pool Balance

Hard Lockbox

40.80%

Springing Hard Lockbox

11.40%

Soft Lockbox

7.80%

Springing Soft Lockbox

39.50%

Collateral Pool Highlights

Information Regarding Escrows and Related Payment Obligations

Collateral Pool Highlights

___________________________

1.

Escrows and related payment obligations are generally in the form of either upfront reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any such sponsor.

2.

As of the Cut-Off Date.  Excludes the Investment Grade Loans.

3.

In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

4.

In some instances where there are no actual insurance escrows, certain investment grade tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above.

Type of

Escrow

or Related Payment Obligation

(1)

Percent of

Initial Total Conduit Loan

Balance

(2)

Real Estate Tax

es

(3)

90.5

%

Insurance

Premiums

(4)

78.9

%

Capital

Replacement

s

63.9

%

TI/LC (Industrial)

82.9

%

TI/LC (Office

)

78.3

%

TI/LC (Retail)

94.0

%

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

See footnotes on next page.

35

Initial Mortgage Pool Balance

$3,233,794,173

Number of Mortgage Loans

104

Number of Mortgaged Real Properties

132

Percent Investment Grade Loans

37.1%

(1)

Single Tenant Properties

(2)

1.5%

(1)

Acquisition Financing

61.0%

(1)

Gross Weighted Average Coupon

5.98%

Weighted Average Original Term to Maturity

106 Months

Weighted Average Remaining Term to Maturity

104 Months

Average Mortgage Loan Cut-Off Date Balance

$31,094,175

Average Mortgage Property Cut-Off Date Balance

$24,498,441

Average Conduit Loan Cut-Off Date Balance (excluding the Investment Grade Loans)

$21,643,768

Average Conduit Property Cut-Off Date Balance (excluding the Investment Grade Loans)

$16,814,167

Largest Mortgage Loan

$419,600,000

Wtd. Avg. Cut-Off Date U/W NCF DSCR

(3)

Aggregate Pool: 1.48x, Conduit Only: 1.21x

Wtd. Avg. U/W NCF DSCR

Aggregate Pool: 1.45x, Conduit Only: 1.16x

Wtd. Avg. Cut-Off Date LTV

Aggregate Pool: 57.8%, Conduit Only: 72.3%

Wtd. Avg. Maturity Date LTV

Aggregate Pool: 56.9%, Conduit Only: 70.7%

Geographic Diversity

28 States and the District of Columbia

General Pool Characteristics as of the Cut-Off Date

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

1.

Expressed as a percentage of the Initial Mortgage Pool Balance.

2.

Includes office, retail and industrial/warehouse properties leased to one tenant that occupies 90% or more of the particular property.

3.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics

___________________________

1.

Percentages based on allocated loan amount per property.

2.

No other state represents more than 2.5% of the Initial Mortgage Pool Balance.

3.

Includes 15.4% of Mortgage Loans (by Cut-Off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans, 23.5% (by Cut-Off Date Balance) have three years or less of interest-only payments.

38

Cut-Off Date Balance ($)

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

1,800,000 - 6,000,000.00

30

112,019,305

3.5

6,000,000.01 - 14,000,000.00

29

272,707,367

8.4

14,000,000.01 - 40,000,000.00

20

453,412,500

14.0

40,000,000.01 - 60,000,000.00

12

583,005,000

18.0

60,000,000.01 - 100,000,000.00

7

491,050,000

15.2

100,000,000.01 - 150,000,000.00

2

270,900,000

8.4

>=150,000,000.01

4

1,050,700,000

32.5

Total:

104

3,233,794,173

100.0

Min:

1,800,000

Max:

419,600,000

Average:

31,094,175

Mortgage Rate (%)

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

5.001 - 5.250

2

60,000,000

1.9

5.251 - 5.500

2

118,580,000

3.7

5.501 - 5.750

35

982,703,841

30.4

5.751 - 6.000

28

641,515,211

19.8

6.001 - 6.250

16

499,808,867

15.5

6.251 - 6.500

12

582,923,253

18.0

6.501 - 6.750

4

159,970,000

4.9

6.751 - 7.000

5

188,293,000

5.8

Total:

104

3,233,794,173

100.0

Min:

5.210

Max:

6.880

Weighted Average:

5.980

Remaining Term to Stated Maturity (months)

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

49 - 60

15

790,471,040

24.4

73 - 84

3

70,924,000

2.2

109 - 120

80

2,319,716,133

71.7

169 - 180

6

52,683,000

1.6

Total:

104

3,233,794,173

100.0

Min:

51

Max:

180

Weighted Average:

104

Property Type

(1)

% of Initial

No.

Cut-off Date

Mortgage

of Properties

Balance ($)

Pool Bal

Office

35

1,859,375,223

57.5

Multifamily

33

894,617,500

27.7

Retail

49

346,844,616

10.7

Unanchored Retail

32

143,745,812

4.4

Anchored Retail

16

111,098,804

3.4

Regional Mall

1

92,000,000

2.8

Indust/W'hse

8

71,052,500

2.2

Hotel

3

25,374,334

0.8

Mixed Use

1

24,000,000

0.7

Self Storage

3

12,530,000

0.4

Total:

132

3,233,794,173

100.0

Amortization Types

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

Interest Only

55

2,687,049,000

83.1

Amortizing Balloon

(3)

49

546,745,173

16.9

Total:

104

3,233,794,173

100.0

Original Term to Stated Maturity (months)

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

49 - 60

15

790,471,040

24.4

73 - 84

2

17,344,000

0.5

85 - 96

1

53,580,000

1.7

109 - 120

80

2,319,716,133

71.7

169 - 180

6

52,683,000

1.6

Total:

104

3,233,794,173

100.0

Min:

60

Max:

180

Weighted Average:

106

State

(1)

TX

23

526,260,787

16.3

CA

9

384,283,580

11.9

VA

6

320,310,000

9.9

FL

16

300,558,314

9.3

NJ

21

184,112,500

5.7

AZ

8

169,494,936

5.2

MA

2

167,900,000

5.2

CO

6

98,300,000

3.0

VT

1

92,000,000

2.8

Other

(2)

34

346,374,055

10.7

Total:

132

3,233,794,173

100.0

NY

6

644,200,000

19.9

% of Initial

No.

Cut-off Date

Mortgage

of Properties

Balance ($)

Pool Bal

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics (cont.)

___________________________

1.

Interest Reserve of $500,000 is in-place to increase coverage on the Sunset Village Apartment loan. A Guaranty of Payment by the Sponsor to fully cover the debt service is also in-place.

2.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Cut-Off Date Loan-to-Value Ratio (%)

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

<= 50.0

12

1,207,280,000

37.3

55.1 - 60.0

4

187,393,314

5.8

60.1 - 65.0

5

125,700,000

3.9

65.1 - 70.0

10

429,080,753

13.3

70.1 - 75.0

13

471,695,867

14.6

75.1 - 80.0

54

672,733,738

20.8

80.1 - 84.7

6

139,910,500

4.3

Total:

104

3,233,794,173

100.0

Min:

20.6

Max:

84.7

Weighted Average:

57.8

Cut -Off Date U/W DSCR (x)

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

<= 1.19

44

1,297,822,490

40.1

1.20 - 1.29

30

515,120,035

15.9

1.30 - 1.39

14

172,951,648

5.3

1.40 - 1.49

3

29,620,000

0.9

1.50 - 1.59

2

480,900,000

14.9

1.60 - 1.79

3

118,900,000

3.7

>=1.90

8

618,480,000

19.1

Total:

104

3,233,794,173

100.0

Min:

0.31

(1)

Max:

4.14

Weighted Average:

1.45

Cut-Off Date U/W NCF DSCR (x)

(2)

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

<= 1.19

22

$952,670,490

29.5

1.20 - 1.29

35

$650,077,035

20.1

1.30 - 1.39

19

$307,446,648

9.5

1.40 - 1.49

10

$71,020,000

2.2

1.50 - 1.59

5

$505,800,000

15.6

1.60 - 1.79

4

$117,300,000

3.6

>=1.90

9

$629,480,000

19.5

Total:

104

3,233,794,173

100.0

Min:

0.31

(1)

Max:

4.14

Weighted Average:

1.48

Maturity Date Loan-to-Value Ratio (%)

% of Initial

No.

Cut-off Date

Mortgage

of Loans

Balance ($)

Pool Bal

20.1 - 25.0

1

35,000,000

1.1

25.1 - 30.0

5

237,200,000

7.3

30.1 - 35.0

2

424,600,000

13.1

35.1 - 40.0

4

510,480,000

15.8

45.1 - 50.0

1

2,293,314

0.1

50.1 - 55.0

1

15,500,000

0.5

55.1 - 60.0

5

192,700,000

6.0

60.1 - 65.0

9

146,165,823

4.5

65.1 - 70.0

17

489,086,035

15.1

70.1 - 75.0

28

680,295,000

21.0

75.1 - 80.0

27

379,739,000

11.7

80.1 - 84.7

4

120,735,000

3.7

Total:

104

3,233,794,173

100.0

Min:

20.6

Max:

84.7

Weighted Average:

56.9

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans

Investment Grade Loan Characteristics

Name

Property Type

Cut

-

Off Date

Balance

Percent of

Initial

Mortgage Pool

Balance

Cut

-

Off

Date U/W

NCF

DSCR

(1)

U/W

NCF

DSCR

(2)

Cut

-

O

ff

Date

LTV

(3)

S&P /

Moody’s

(4)

237 Park Avenue (A Note)

Office

$

419,600,000

13.0

%

1.55x

1.55x

(5)

32.5

%

(6)

AAA/A3

Rosslyn Portfolio (A Note)

Office

310,000,000

9.6

2.25

2.25

(7)

36.9

(8)

BBB+/Baa3

Bay Colony Corporate Center

Office

143,900,000

4.4

1.91

1.91

(9)

39.3

BBB

-

/Baa3

Frost Bank Tower (A Note)

Office

61,300,000

1.9

1.58

1.58

(10)

27.0

AA/Baa3

One Congress Plaza (A Note)

Office

57,000,000

1.8

1.68

1.68

(11)

29.6

BBB/Baa3

Courvoisier Center

Office

53,580,000

1.7

2.08

2.08

(12)

35.5

BBB

-

/Baa3

One American Center (A Note)

Office

50,900,000

1.6

1.72

1.72

(13)

28.5

AAA/Baa3

San Jacinto Center

(A Note)

Office

43,000,000

1.3

2.13

2.13

(14)

28.2

AAA/Baa3

315 Hudson Street

Office

35,000,000

1.1

4.14

4.14

(15)

20.6

AAA/Aaa

133 East 58th Street

Office

25,000,000

0.8

3.40

3.40

(16)

26.5

AAA/Aa1

Total/Weighted Average:

-

$

1,199,280,000

37.1%

1.95x

1.95x

33.4

%

-

40

___________________________

See footnotes on next page.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans

Investment Grade and Significant Mortgage Loans

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on in-place U/W NCF and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related appraised value.

4.

S&P and Moody’s have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

5.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.27409% calculated on an Actual/360 day basis and without regard to the 237 Park Avenue Non-Trust Loan. The U/W NCF DSCR  based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 6.1725% calculated on an Actual/360 day basis for the entire 237 Park Avenue Loan Combination is 0.98x.  The U/W NCF DSCR for the 237 Park Avenue Mortgage Loan based on the projected U/W NCF and without regard to the 237 Park Avenue Non-Trust Loan is 2.39x.  The U/W NCF DSCR based on the projected U/W NCF for the entire 237 Park Avenue Loan Combination is 1.51x..

6.

Based on the Cut-Off Date Balance of the 237 Park Avenue Mortgage Loan, without regard to the 237 Park Avenue Non-Trust Loan.  The Cut-Off Date LTV and the Maturity LTV of the entire 237 Park Avenue Loan Combination are both 52.3%.

7.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.83082% calculated on an Actual/360 day basis and without regard to the Rosslyn Portfolio Non-Trust Loan. The U/W NCF DSCR  based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.9094% calculated on an Actual/360 day basis for the entire Rosslyn Portfolio Loan Combination is 1.21x.  The U/W NCF DSCR for the Rosslyn Portfolio Mortgage Loan based on the projected U/W NCF and without regard to the Rosslyn Portfolio Non-Trust Loan is 2.27x.  The U/W NCF DSCR based on the projected U/W NCF for the entire Rosslyn Portfolio Loan Combination is 1.23x.

8.

Based on the Cut-Off Date Balance of the Rosslyn Portfolio Mortgage Loan, without regard to the Rosslyn Portfolio Non-Trust Loan.  The Cut-Off Date LTV and Maturity LTV of the entire Rosslyn Portfolio Loan Combination are both 67.5%.

9.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.53319% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on the projected U/W NCF is 2.30x. U/W NCF is projected to be $21,885,331 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.

10.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.0600% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on projected U/W NCF is 3.12x.

11.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.0840% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on projected U/W NCF is 2.77x.

12.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.43864% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on projected U/W NCF is 2.98x.

13.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.0300% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on projected U/W NCF is 2.88x.

14.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.0480% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on projected U/W NCF is 2.71x.

15.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.2100% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on projected U/W NCF is 5.42x.

16.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.2100% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on projected U/W NCF is 3.82x.

237 Park Avenue

New York, NY

237 Park Avenue

New York, NY

Investment Grade and Significant Mortgage Loans

237 Park Avenue

Investment Grade and Significant Mortgage Loans

Shadow Rating:

AAA/A3(1)

Purpose:

Acquisition

Cut

-

Off Date Balance:

$419,600,000(2)

Loan Per Square Foot:

$355(3)

Interest Rate:

6.27409% per annum(4)

Maturity Date:

6/11/2017

Term to Maturity:

10

years

Amortization:

Interest Only

Sponsor

s

:

Broadwa

y Real Estate Partners, LLC

and an affiliate of Lehman Brothers

Property:

21-story Class A office building with 1,183,371 square feet of net rentable area

Property Manager:

Broadway Real Estate Services, LLC

Location:

New York, New York

Year Built:

1914; renovated 1981, 2007

Occupancy:

98.3% (as of 4/1/2007)

42

___________________________

1.

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the 237 Park Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.

Reflects the 237 Park Avenue Mortgage Loan which is part of the 237 Park Avenue Loan Combination totaling $675,000,000.  The 237 Park Avenue Loan Combination includes the 237 Park Avenue Non-Trust Loan in the amount of $255,400,000.

3.

Based solely on the 237 Park Avenue Mortgage Loan.

4.

Reflects the interest rate for the 237 Park Avenue Mortgage Loan only.  The interest rate on the 237 Park Avenue Non-Trust Loan is 6.0056%.

Major Tenants:

Tenant

(

1

)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(

2

)

Rent

PSF

(

3

)

Ratings

(

4

)

Lease

Expiration Date

Credit Suisse

270,486

22.9%

24.0%

$52.62

AA

-

/

Aa1

10/31/2014

/

(5)

JWT

270,280

22.8%

17.6%

$38.57

BBB+

/

Baa2

12/312016

Bear Stearns

25

4,585

21.5%

29.4%

$68.

60

A+

/

A1

7/31/2020

EM Warburg Pincus

111,545

9.4%

8.8%

$46.20

NR

10/31/2009

International Paper

110,800

9.4%

7.5%

$40.00

BBB

/

Baa3

9/30/2011

Rollover Schedule:

Investment Grade and Significant Mortgage Loans

237 Park Avenue (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Ranked by approximate square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Credit Suisse’s lease expiration includes 229,820 square feet expiring 10/31/2014 and 40,666 square feet expiring 10/31/2009.

6.

Based on in-place underwritten base rental revenue.

7.

Includes any month-to-month tenants.

Year

Approximate Expiring

Square Feet

As % of Total

Square Feet

Cummulative % of Total

Square Feet

Approximate Expiring

Base Revenues

(6)

As % of Total Base

Revenues

(6)

Cummulative % of Total

Base Revenues

(6)

2007

(7)

3,457

0.3%

0.3%

$209,149

0.4%

0.4%

2008

2,052

0.2%

0.5%

292,638

0.5%

0.8%

2009

153,904

13.0%

13.5%

7,412,470

12.5%

13.3%

2010

1,831

0.2%

13.6%

0

0.0%

13.3%

2011

177,311

15.0%

28.6%

7,495,420

12.6%

26.0%

2012

3,433

0.3%

28.9%

425,819

0.7%

26.7%

2013

914

0.1%

29.0%

54,392

0.1%

26.8%

2014

232,078

19.6%

48.6%

12,276,160

20.7%

47.4%

2015

3,709

0.3%

48.9%

448,700

0.8%

48.2%

2016

327,352

27.7%

76.6%

13,151,930

22.2%

70.4%

2017 and beyond

256,881

21.7%

98.3%

17,603,065

29.6%

100.0%

Vacant

20,449

1.7%

100.0%

0

-

-

Total

1,183,371

100.0%

$59,369,743

100.0%

Investment Grade and Significant Mortgage Loans

237 Park Avenue (cont.)

Investment Grade and Significant Mortgage Loans

Appraised Value:

Cut-Off Date LTV:

Maturity LTV:

In-Place NCF:

U/W NCF DSCR:

Ownership Interest:

Reserves:

Lockbox:

Defeasance/Prepayment:

Mezzanine Debt:

___________________________

1.

Based on the Cut-Off Date Balance of the 237 Park Avenue Mortgage Loan, without regard to the 237 Park Avenue Non-Trust Loan.  The Cut-Off Date LTV and the Maturity LTV of the entire 237 Park Avenue Loan Combination are both 52.3%.

2.

Reflects in-place U/W NCF.  U/W NCF is projected to be $63,839,802 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increases of building square footage by approximately 76,516 upon building remeasurement and additional rent related to other square footage at current market rents, and certain other lease-up assumptions.

3.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.27409% calculated on an Actual/360 day basis and without regard to the 237 Park Avenue Non-Trust Loan. The U/W NCF DSCR  based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 6.1725% calculated on an Actual/360 day basis for the entire 237 Park Avenue Loan Combination is 0.98x.  The U/W NCF DSCR for the 237 Park Avenue Mortgage Loan based on the projected U/W NCF (described in footnote (2) above) and without regard to the 237 Park Avenue Non-Trust Loan is 2.39x.  The U/W NCF DSCR based on the projected U/W NCF for the entire 237 Park Avenue Loan Combination is 1.51x..

44

$1,290,000,000 (as of 5/1/2007)

32.5%

Upfront reserves in the amount of $7,011,719 for tax and insurance; $20,000,000 for leasing expenses, required repairs and replacements; $25,218,636 for unfunded tenant obligations; and $28,500,000 for debt service. On-going reserves for taxes and, if not covered under a blanket insurance policy, for insurance. On-going rollover/replacement reserves in the annual amount of $0.15 per square foot for repairs and replacements and $1.00 per square foot for leasing expenses. All lease termination payments in excess of $150,000 will also be contributed to the rollover/replacement reserve account.

$225,000,000 of senior mezzanine financing, $60,000,000 of unfunded junior mezzanine financing and $332,458,134 of bridge mezzanine financing subject intercreditor agreement that complies with rating agency guidelines. Future mezzanine financing permitted subject to certain conditions including, combined DSCR (including mezzanine financing) of at least 1.15x and combined LTV (including mezzanine financing) shall not exceed 80%.

Hard

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

$41,241,256

1.55x

Fee

32.5%

(1)

(1)

(2)

(3)

Rosslyn Portfolio

Arlington, VA

Rosslyn Portfolio

Arlington, VA

Investment Grade and Significant Mortgage Loans

Rosslyn Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

1.

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Rosslyn Portfolio Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

2.

Reflects the Rosslyn Portfolio Mortgage Loan which is part of the Rosslyn Portfolio Loan Combination totaling $567,675,000.  The Rosslyn Portfolio Loan Combination includes the Rosslyn Portfolio Non-Trust Loan in the amount of $257,675,000.

3.

Based solely on the Rosslyn Portfolio Mortgage Loan.

4.

Reflects the interest rate for the Rosslyn Portfolio Mortgage Loan only.  The mortgage interest rate for the Rosslyn Portfolio Non-Trust Loan is 6.0039%.

5.

Weighted average based on allocated loan amounts and individual physical occupancy.

45

Shadow Rating:

BBB+/Baa3

(1)

Purpose:

Acquisition

Cut-Off Date Balance:

$310,000,000

(2)

Loan Per Square Foot:

$223

(3)

Interest Rate:

5.83082% per annum

(4)

Maturity Date:

6/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsors:

Monday Properties Investments, LLC and an affiliate of Lehman Brothers

Property:

Three class A office buildings with an aggregate of 1,391,496 square feet of net rentable area

Property Manager:

Monday Properties Services LLC, an affiliate of the borrower

Location:

Arlington, Virginia

Year Built:

1981-1988

Occupancy:

98.3%

(5)

(as of 3/1/2007)

Investment Grade and Significant Mortgage Loans

Rosslyn Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Ranked by approximate square feet.

2.

The percentages are based on the aggregate square footage for the entire Rosslyn Portfolio.

3.

The percentages of total base revenues are based on the aggregate in-place underwritten base rental revenues for the entire Rosslyn Portfolio.

4.

Reflects in-place base rent.

5.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated. In the case of General Services Administration (“GSA”), the ratings reflect the sovereign rating of the United States of America.

6.

General Services Administration’s lease expiration includes 12,093 square feet expiring 4/30/2010, an aggregate of 216,369 square feet expiring in 2012, 14,226 square feet expiring 6/9/2013 and 19,102 square feet expiring 8/1/2017.

7.

Approximately 69,510 square feet of the 261,790 square feet (26.6% of tenant space) is subject to early termination provisions.

8.

Freedom Forum’s lease expiration includes 8,255 square feet expiring 6/30/2007 and 17,665 square feet expiring 1/31/2008.

9.

Based on in-place underwritten base rental revenue.

10.

Includes the Conference Center lease expiring in 2026.

Year

Approximate Expiring

Square Feet

As % of Total

Square Feet

Cumulative % of Total

Square Feet

Approximate Expiring

Base Revenues

(9)

As % Total Base

Revenues

(9)

Cumulative % of Total

Base Revenues

(9)

2007

30,260

2.2%

2.2%

$836,197

1.7%

1.7%

2008

116,998

8.4%

10.6%

3,197,682

6.3%

8.0%

2009

85,372

6.1%

16.7%

2,871,078

5.7%

13.7%

2010

85,523

6.1%

22.9%

3,526,941

7.0%

20.7%

2011

58,344

4.2%

27.1%

2,144,204

4.3%

24.9%

2012

440,876

31.7%

58.7%

16,896,951

33.5%

58.4%

2013

224,186

16.1%

74.9%

8,429,388

16.7%

75.1%

2014

27,885

2.0%

76.9%

1,224,900

2.4%

77.6%

2015

0

0.0%

76.9%

0

0.0%

77.6%

2016

3,060

0.2%

77.1%

157,288

0.3%

77.9%

2017 & beyond

(10)

293,732

21.1%

98.2%

11,154,630

22.1%

100.0%

Vacant

25,260

1.8%

100.0%

0

-

-

Totals

1,391,496

100.0%

$50,439,259

100.0%

46

% Total

Lease

Square Feet

(2)

Expiration Date

GSA

261,790

18.8%

19.3%

$34.34

AAA/Aaa

12/26/2012

(6)(7)

Northrop Corporation

140,330

10.1%

10.8%

$38.16

BBB+/Baa1

      12/31/2012

Raytheon

115,668

8.3%

8.1%

$34.75

BBB+/Baa1

          8/31/2013

Freedom Forum

61,250

4.4%

3.5%

$28.62

NR

   6/30/2009

(8)

SRI International, Inc.

59,361

4.3%

4.4%

$35.45

NR

          6/30/2017

Rent

PSF

(4)

Ratings

(5)

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total Base

Revenues

(

3)

Rollover Schedule:

Investment Grade and Significant Mortgage Loans

Rosslyn Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

Appraised Value:

$

841,000,000 (as of 3/21/2007)

Cut

-

Off Date LTV:

36.9

%

(1

)

Maturity LTV:

36.9

%

(1)

In

-

Place NCF:

$41,201,329

(2

)

U/W NCF DSCR:

2.25

x

(3)

Ownership Interest:

Fee

Reserves

:

Upfront reserves of $12.1 million for TI/LCs and $3.8 million for unfunded TI obligations are waived so long as funds are available under the credit facility.

Lockbox:

Springing Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Subordinated Debt:

Credit facility available to a certain indirect owner of the Rosslyn Portfolio borrower with current outstanding balance of $220,000,000 secured by pledges of indirect ownership interests in the Rosslyn Portfolio borrower and other affiliated entities.

Partial Release of Properties:

Yes, permitted solely with defeasance.

.

47

___________________________

1.

Based on the Cut-Off Date Balance of the Rosslyn Portfolio Mortgage Loan, without regard to the Rosslyn Portfolio Non-Trust Loan.  The Cut-Off Date LTV and Maturity LTV of the entire Rosslyn Portfolio Loan Combination are both 67.5%.

2.

Reflects in-place U/W NCF.  U/W NCF is projected to be $41,684,099 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases, projected increase of building square footage by approximately 76,516 square feet upon building remeasurement as leases roll and the related additional rent related to that square footage at current market rents, and certain other lease-up assumptions.

3.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.83082% calculated on an Actual/360 day basis and without regard to the Rosslyn Portfolio Non-Trust Loan. The U/W NCF DSCR  based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.9094% calculated on an Actual/360 day basis for the entire Rosslyn Portfolio Loan Combination is 1.21x. The U/W NCF DSCR for the Rosslyn Portfolio Mortgage Loan based on the projected U/W NCF (described in footnote (2) above) and without regard to the Rosslyn Portfolio Non-Trust Loan is 2.27x.  The U/W NCF DSCR based on the projected U/W NCF for the entire Rosslyn Portfolio Loan Combination is 1.23x.

Bay Colony Corporate Center

Waltham, MA

Bay Colony Corporate Center

Waltham, MA

Investment Grade and Significant Mortgage Loans

Bay Colony Corporate Center

Investment Grade and Significant Mortgage Loans

Shadow Rating:

BBB

-

/Baa3

(1

)

Purpose:

Acquisition

Cut

-

Off Date Balance:

$

143,900,000

Loan Per Square Foot:

$

149

Interest Rate:

6.53319

%

per

annum

Maturity Date:

6

/1

1/2012

Term to Maturity:

5 year

s

Amortization:

Interest Only

Sponsor

s

:

Broadway Real

Estate Partners, LLC

Property:

Class A office complex comprised of 3-story and 4-story buildings with a total of 968,831 square feet of net rentable area

Property Manager:

Broadway Real Estate Services, LLC

Location:

Wa

ltham, Massachusetts

Year Built:

19

85

-

1998

Occupancy:

94.1

% (as of 4/1/2007)

48

___________________________

1.

S&P and Moody’s have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Bay Colony Corporate Center Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Investment Grade and Significant Mortgage Loans

Bay Colony Corporate Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Ranked by approximate square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Based on in-place underwritten base rental revenue.

6.

Includes any month-to-month tenants.

Year

Approximate Expiring

Square Feet

As % of Total

Square Feet

Cummulative % of Total

Square Feet

Approximate Expiring Base

Revenues

(5)

As % of Total Base

Revenues

(5)

Cummulative % of Total

Base Revenues

(5)

2007

(6)

64,120

6.6%

6.6%

$2,316,110

7.5%

7.5%

2008

63,412

6.5%

13.2%

2,252,845

7.3%

14.8%

2009

154,636

16.0%

29.1%

5,665,535

18.4%

33.2%

2010

280,122

28.9%

58.0%

9,311,659

30.2%

63.3%

2011

134,677

13.9%

71.9%

4,872,948

15.8%

79.1%

2012

84,230

8.7%

80.6%

2,158,925

7.0%

86.1%

2013

40,485

4.2%

84.8%

1,357,077

4.4%

90.5%

2014

19,856

2.0%

86.9%

516,256

1.7%

92.2%

2015

0

0.0%

86.9%

0

0.0%

92.2%

2016

66,883

6.9%

93.8%

2,407,831

7.8%

100.0%

2017 and beyond

2,765

0.3%

94.1%

0

0.0%

100.0%

Vacant

57,645

5.9%

100.0%

0

-

-

Total

968,831

100.0%

$30,859,186

100.0%

49

% Total

Lease

Square Feet

Expiration Date

Private Healthcare Systems

202,303

20.9%

20.5%

$31.20

B+/B3

10/31/2010

United Healthcare

66,883

6.9%

7.8%

$36.00

A/A3

   8/31/2016

Pittiglio Rabin

56,271

5.8%

6.7%

$36.78

NR

   3/31/2009

Charles River Ventures

44,697

4.6%

6.5%

$44.66

NR

   3/31/2010

Oscient Pharmaceuticals

36,230

3.7%

2.9%

$23.00

NR

   3/31/2012

Rent

PSF

(3)

Ratings

(4)

Major Tenants:

Tenant

(

1)

Approx.

Square Feet

% Total Base

Revenues

(

2)

Rollover Schedule:

Investment Grade and Significant Mortgage Loans

Bay Colony Corporate Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Reflects in-place U/W NCF. U/W NCF is projected to be $21,885,331 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.

2.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.53319% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on the projected U/W NCF (described in footnote (1) above) is 2.30x.

50

Appraised Value:

$366,000,000 (as of 5/1/2007)

Cut-Off Date LTV:

39.3%

Maturity LTV:

39.3%

In-Place NCF:

$18,235,964(1)

U/W NCF DSCR:

1.91x(2)

Ownership Interest:

Fee

Reserves:

Upfront reserves in the amount of $2,279,378 for taxes and insurance; $4,900,000 for leasing expenses, required repairs and replacements; $3,017,840 for unfunded tenant obligations; and $702,757 for debt service. On-going reserves for taxes and, if not covered under a blanket insurance policy, for insurance. On-going rollover/replacement reserves in the annual amount of $0.15 per square foot for repairs and replacements and $1.00 per square foot for leasing expenses. All lease termination payments in excess of $150,000, in the aggregate, will also be contributed to the rollover/replacement reserve account.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Mezzanine Debt:

$124,965,487 of co-terminus mezzanine financing and an aggregate of $81,648,775 of bridge mezzanine financing subject to intercreditor agreement that complies with rating agency guidelines. Future mezzanine financing permitted subject to certain conditions including, combined DSCR (including mezzanine financing) of at least 1.15x and combined LTV (including mezzanine financing) shall not exceed 80%.

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

See footnotes on next page.

51

Cut-Off Date

U/W NCF

Balance

DSCR

(2)

Larken Portfolio

Various

(4)

$172,000,000

5.3%

1.26x

1.26x

(5)

80.0%

Bethany Phoenix Portfolio I

Multifamily

164,500,000

5.1

1.17

1.17

(6)

71.0

(7)

110 William Street

Office

156,600,000

4.8

1.25

1.25

(8)

59.3

300 West 6

th

Street

Office

127,000,000

3.9

1.01

1.01

(9)

67.9

University Mall

Regional Mall

92,000,000

2.8

1.14

1.14

(10)

79.1

Monarch Coast (A Note)

Multifamily

79,500,000

2.5

1.12

1.12

(11) (12)

66.7

(13)

One Orlando Center

Office

68,250,000

2.1

1.07

1.07

(14)

73.4

Total/Weighted Average:

-

$859,850,000

26.6%

1.16x

1.16x

70.9%

Other Significant Mortgage Loan Characteristics

Name

Property

Type

Percent of

Initial

Mortgage

Pool Balance

Cut-Off Date

U/W NCF

DSCR

(1)

Cut-Off

Date LTV

(3)

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest-only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on in-place U/W NCF, and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related or estimated appraised value.

4.

The Larken Portfolio consists of 10 office properties (3.3% by principal balance), five industrial properties (1.3% by principal balance), four retail properties (0.6% by principal balance) and one self storage property (0.1% by principal balance).

5.

Based on aggregate U/W NCF and calculated based on the aggregate annual interest-only payments.

6.

Calculated based on aggregate in-place U/W NCF and interest-only payments for the Bethany Phoenix Portfolio I Mortgage Loan only.

7.

Calculated based on the Bethany Phoenix I Mortgage Loan only and the aggregate as-is appraised value.

8.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.84% calculated on an Actual/360 day basis. The U/W NCF DSCR  based on the projected U/W NCF  1.32x. U/W NCF is projected to be $14,350,487 based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent and certain other lease-up assumptions.

9.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.011% calculated on an Actual/360 day basis. The U/W NCF DSCR  based on the projected U/W NCF is 1.18x. U/W NCF is projected to be $9,118,518 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of square footage by approximately 12,448 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents and certain other lease-up assumptions.

10.

Calculated based on U/W NCF and annual debt constant of 5.704%.

11.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.685% calculated on an Actual/360 day basis without regard to the Monarch Coast Non-Trust Loan.  The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 6.07465% calculated on Actual/360 day basis for the entire Monarch Coast Loan Combination as of the Cut-Off Date is 0.97x.

12.

The U/W NCF DSCR calculated based on the projected U/W NCF and based on the rate of 5.685% per annum for the Monarch Coast Mortgage Loan without regard to the Monarch Coast Non-Trust Loan is 1.37x. The projected U/W NCF DSCR based on a weighted average interest rate of 6.07465% calculated on Actual/360 day basis for the entire Monarch Coast Loan Combination  is 1.18x. Projected U/W NCF based on assumed completion of property renovations  and stabilization and assumed bringing 80% of units to market is $6,260,337.

13.

Based on the Monarch Coast Mortgage Loan only. The Cut-Off Date LTV and the Maturity Date LTV for the entire Monarch Coast Loan Combination are both 72.6%.  Based on the hypothetical as-renovated and stabilized appraised value of $129,100,000 as of 4/14/2007, the Cut-Off Date LTV and the Maturity Date LTV for the Monarch Coast Mortgage Loan only are both 61.6% and for the entire Monarch Coast Loan Combination are both 67.0%.   Based on the prospective as-renovated and stabilized appraised value of $141,100,000 as of 4/14/2010, the Cut-Off Date LTV and the Maturity Date LTV for the Monarch Coast Mortgage Loan only are both 56.3%. and for the entire Monarch Coast Loan Combination are both 61.3%.

14.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.895% calculated on an Actual/360 day basis. The U/W NCF DSCR  based on the projected U/W NCF is 1.23x. U/W NCF is projected to be $5,028,921 based on mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent, lease-up of current vacant space to stabilized occupancy of 94% and certain other lease-up assumptions.

Larken Portfolio

Various, NJ

Larken Portfolio

Various, NJ

(1) Please see Legend

Larken Portfolio (1)

Various, NJ

Larken Portfolio

Various, NJ

Investment Grade and Significant Mortgage Loans

Larken Portfolio

Investment Grade and Significant Mortgage Loans

Purpose:

Refinance

Cut-Off Date Balance:

$172,000,000

(1)

Loan Per Square Foot:

$164

Interest Rate:

Maturity Date:

Term to Maturity:

Amortization:

Sponsor

Property:

Property Manager:

Location:

Year Built:

Occupancy:

___________________________

1.

The Larken Portfolio Mortgage Loans are comprised of 15 cross-collateralized and cross-defaulted loans, each with substantially the same terms including the same mortgage interest rate, interest calculation, first payment date and maturity date.

2.

Weighted average as of 3/28/2007, based on loan amounts and individual property occupancy including 104,074 square feet of master leased space. The weighted average physical occupancy based on loan amounts and individual property occupancy excluding master leased space is 89.8%.

53

5.6300% per annum

4/11/2017

10 years

Interest Only

Larken Associates

Twenty office, industrial and retail properties (including one self-storage and one child day care center) with an aggregate of 1,046,220 square feet of net rentable area ranging in size from 10,010 to 114,965 square feet, and one industrial property containing 310,630 square feet

LD Construction, LLC, an affiliate of the borrower

Hillsborough, NJ (10); Lawrenceville, NJ (2); Lopatcong, NJ (2); Branchburg, NJ (1); Montgomery, NJ (1); Parsippany, NJ (1); West Branchburg, NJ (1); Skillman, NJ (1); and Chester, NJ (1)

1850-2006; renovated 1997-2006

99.5%   (as of 3/28/2007)

(2)

Major

Office

Tenants:

Tenant

(1)

Property

Approx.

Square Feet

% Total

Square Feet

(2)

% Total Base

Revenues

(

3

)

Rent

PSF

(

4

)

Lease

Expiration Date

Goddard School

Kingsbridge Center

(5)

17,856

1.7%

$16.54

1/31/2014

(6)

Saint Claire’s Primary Care

Parsippany Commons

17,079

1.6%

$16.50

8/1/2016

Princeton Longevity Institute

Montgomery Professional Center

12,000

1.1%

$18.00

8/31/2009

Lakeview Child Center

Princess Road Office

11,076

1.1%

$16.00

9/30/2015

Kiddie Academy

William

son Building

9,659

0.9%

1.4%

$19.26

10/31/2009

R

ollover Schedule:

Investment Grade and Significant Mortgage Loans

Larken Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Ranked by approximate square feet.

2.

Calculated based on aggregate portfolio net rentable area.

3.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

4.

Reflects in-place base rent of individual property.

5.

Goddard School also occupies 7,000 square feet in Branchburg Commons.

6.

Goddard School’s lease expiration includes 7,000 square feet expiring on 9/30/2018 and 2,156 square feet expiring on 1/31/2009.

7.

Based on in-place underwritten base rental revenues.

8.

Includes any month-to-month tenants.

Year

Approximate Expiring

Square Feet

As % of Total

Square Feet

Cumulative % of Total

Square Feet

Approximate Expiring

Base Revenues

(7)

As % Total Base

Revenues

(7)

Cumulative % of Total

Base Revenues

(7)

   2007

(8)

39,060

7.8%

7.8%

$511,320

6.3%

6.3%

2008

54,911

11.0%

18.9%

894,593

11.0%

17.3%

2009

178,224

35.8%

54.6%

3,025,145

37.1%

54.4%

2010

48,019

9.6%

64.3%

803,427

9.9%

64.3%

2011

35,039

7.0%

71.3%

560,109

6.9%

71.2%

2012

7,602

1.5%

72.8%

118,500

1.5%

72.6%

2013

18,013

3.6%

76.4%

290,407

3.6%

76.2%

2014

11,960

2.4%

78.8%

199,908

2.5%

78.6%

2015

34,688

7.0%

85.8%

546,552

6.7%

85.3%

2016

43,507

8.7%

94.5%

805,904

9.9%

95.2%

2017 & beyond

27,198

5.5%

100.0%

387,924

4.8%

100.0%

Vacant

0

0.0%

100.0%

0

-

-

Totals

498,221

100.0%

$8,143,788

100.0%

54

2.4%

2.3%

1.7%

1.4%

Investment Grade and Significant Mortgage Loans

Larken Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

Appraised Value:

Cut-Off Date LTV:

Maturity LTV:

In-Place NCF:

U/W NCF DSCR:

Ownership Interest:

Fee

Reserves

Lockbox:

Defeasance/Prepayment:

Partial Releases

of Properties

Substitution

Cross-Collateralization Release:

Mezzanine Debt:

Master Lease:

___________________________

1.

Aggregate of the appraised values for the 20 Larken Portfolio Mortgaged Properties.

2.

U/W NCF is the aggregate for the 20 Larken Portfolio Mortgaged Properties.

3.

Based on aggregate U/W NCF and calculated based on the aggregate annual interest-only payments.

55

104,074 square feet is master leased by Lawrence W. Gardner for two years.

Future mezzanine financing permitted subject to certain conditions including, combined DSCR (including mezzanine financing) of at least 1.05x, combined LTV (including mezzanine financing) shall not exceed 90% and delivery of an intercreditor agreement that complies with rating agency guidelines.

Yes, permitted with transfer.

No

Yes, permitted with defeasance.

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Springing Soft

On-going reserves for taxes. Two letters of credit posted as follows: (1) Upfront letter of credit of $76,750 in lieu of on-going monthly insurance reserves; (2) Upfront $561,454 letter of credit in the (a) allocated amount of $81,454 in lieu of on-going monthly replacement reserves with increases in replacement reserve letter of credit amount to $162.4M in April 2008, increase to $244M in April 2009 and to $81M from and after April 2010, and (b) $480,000 in lieu of on-going monthly TI/LC reserves with increases in TI/LC letter of credit amounts to $960M in April 2008, increase to $1.44M in April 2009 and to $480M from and after April 2010.

$215,000,000    (as of 3/1/2007)

80.0%

80.0%

$12,333,458

(1)

(2)

1.26x(3)

Bethany Phoenix Portfolio I

Various, AZ

Bethany Phoenix Portfolio I

Various, AZ

Bethany Phoenix Portfolio I

Various, AZ

Investment Grade and Significant Mortgage Loans

Bethany Phoenix Portfolio I

Investment Grade and Significant Mortgage Loans

___________________________

1.

Weighted average based on the number of units and 85.1% occupancy for Alante at the Islands, 90.4% occupancy for Laguna Village 77.5% occupancy for Santan Crossing, 84.1% occupancy for Sienna Springs, 88.3% occupancy for Tuscany Palm, 89.3% occupancy for Verrado Park, and 78.7% occupancy for Whispering Meadows.

56

Purpose:

Acquisition

Cut-Off Date Balance:

$164,500,000

Loan Per Unit:

$59,623

Interest Rate:

5.7200% per annum

Maturity Date:

6/11/2012

Term to Maturity:

5 years

Amortization:

Interest Only

Sponsor:

Bethany Holdings Group, LLC and Terry Knutson

Property:

Seven garden-style apartment complexes with an aggregate of 2,759 residential units (404 studio units, 1,399 one-bedroom units, 888 two-bedroom units, and 68 three-bedroom units)

Property Manager:

The Bethany Management Group, LLC, an affiliate of the borrower

Location:

Chandler, AZ (Alante at the Islands, Laguna Village, Santan Crossing); Phoenix, AZ (Sienna Springs and Verrado Park); Mesa, AZ (Tuscany Palm and Whispering Meadows)

Year Built:

Alante at the Islands: 1996, renovated 2006; Laguna Village: 1985, renovated 2006; Santan Crossing: 1985, renovated 2005; Sienna Springs: 1973, renovated 2005; Tuscany Palm: 1987, renovated 2006; Verrado Park: 1984, renovated 2006; Whispering Meadows: 1979, renovated 2006

Occupancy:

85.3%

(1)

(as of 5/9/2007 through 5/18/2007)

Investment Grade and Significant Mortgage Loans

Bethany Phoenix Portfolio I (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Aggregate of the as-is appraised values based on individual appraised values of $47,500,000 for Laguna Village, $43,000,000 for Alante at the Islands, $42,500,000 for Tuscany Palm, $36,300,000 for Whispering Meadows, $22,000,000 for Santan Crossing as of 5/3/2007, $20,000,000 for Sienna Springs as of 5/4/2007 and $19,700,000 for Verrado Park as of 5/7/2007. The aggregate stabilized appraised value as of May 2010 is $278,350,000.

2.

Calculated based on the Bethany Phoenix I Mortgage Loan only and the aggregate as-is appraised value.

3.         Reflects aggregate in-place U/W NCF.

4.         Calculated based on aggregate in-place U/W NCF and interest-only payments for the Bethany Phoenix Portfolio I Mortgage Loan only.

57

Aggregate Appraised Value:

$231,700,000 (as of 5/3/2007)

(1)

Aggregate Cut-Off Date LTV:

71.0%

(2)

Maturity LTV:

71.0%

(2)

U/W NCF:

$11,114,693

(3)

U/W NCF DSCR:

1.17x

(4)

Ownership Interest:

Fee

Reserves:

Upfront reserves in the amounts of $24,060,000 for renovations of which a $371,416 portion will be available only for scheduled repairs, $1,300,000 for required repairs and $470,000 for working capital purposes. On-going reserves for taxes and, if not covered under blanket insurance policy, for insurance. On-going interest payments on reserve accounts.

Lockbox:

Soft

Defeasance/Prepayment:

Defeasance permitted two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Mezzanine Debt:

Aggregate of $71,800,000 in mezzanine financing with a maturity date of 6/11/2012.

Partial Release of Properties:

Yes, permitted with defeasance.

Substitution of Properties:

No

110 William Street

New York, NY

110 William Street

New York, NY

Investment Grade and Significant Mortgage Loans

110 William Street

Investment Grade and Significant Mortgage Loans

Purpose:

Refinance

Cut

-

Off Date Balance:

$156,600,000

Loan Per Square Foot:

$183

Interest Rate:

6.8400% per annum

Maturity Date:

6/11/2012

Term to Maturity:

5 years

Amortization:

Interest Only

Sponsor:

Swig Equities, LLC and Longwing, Inc.

Property:

:

32-story Class A Office building with 857,776 square feet of net rentable area including approximately 28,520 square feet of retail space

Property Manager:

Swig Equities, LLC, an affiliate of the borrower

Location:

New York, New York

Year Built:

1918/

1959; renovated 1999

Occupancy:

99.0% (as of 1/1/2007)

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(

3

)

Ratings

(

4

)

Lease

Expiration Date

NYC Economic Development Corp.

258,871

30.2%

29.4%

$2

5.

78

NR

/A2

8/31/2019

(5)

American Home Assurance Corp.

100,996

1

1.8%

9.6

%

$22.00

AA

/A

a

2

9/30/2008

NYC Housing Development Corp

oration

54,665

6.4%

6.3

%

$27.00

NR/Aa

2

1/31

/201

5

City of New York

-

DJ

53,083

6.2%

5.8

%

$25.54

NR/Aa2

1/31/2018

(6)

Chemical Week Associates

48,683

5.7%

6.2

%

$29.50

NR

9/30/2015

Rollo

ver Schedule:

59

100.0%

$23,248,130

100.0%

857,776

Totals

-

-

0

100.0%

1.0%

8,262

Vacant

100.0%

29.0%

6,737,167

99.0%

30.0%

257,270

2017 & beyond

71.0%

0.0%

0

69.0%

0.0%

0

2016

71.0%

12.5%

2,911,871

69.0%

12.0%

103,348

2015

58.5%

9.8%

2,268,722

57.0%

10.0%

85,872

2014

48.7%

3.8%

890,494

47.0%

4.4%

37,615

2013

44.9%

5.8%

1,340,831

42.6%

5.1%

43,994

2012

39.1%

4.9%

1,131,524

37.5%

2.9%

24,695

2011

34.3%

15.0%

3,498,413

34.6%

12.4%

106,599

2010

19.2%

4.6%

1,068,763

22.2%

4.5%

38,737

2009

14.6%

14.0%

3,261,882

17.6%

16.9%

144,899

2008

0.6%

0.6%

$138,463

0.8%

0.8%

6,485

2007

(7)

Base Revenues

Cumulative % of Total

(7)

Revenues

As % Total Base

(7)

Base Revenues

Approximate Expiring

Square Feet

Cumulative % of Total

Square Feet

As % of Total

Square Feet

Approximate Expiring

Year

___________________________

1.

Ranked by approximate square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Moody’s respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease.
NR means not rated.

5.

NYC Economic Development Corp.’s lease expiration includes 75,572 square feet expiring on 8/31/2014.

6.

NYC Department of Juvenile Justice’s lease expiration includes 5,499 square feet that expires on 9/30/2007.

7.

Based on in-place underwritten rental revenue.

Investment Grade and Significant Mortgage Loans

110 William Street (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

110 William Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Reflects in-place U/W NCF.  U/W NCF is projected to be $14,350,487 based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent and certain other lease-up assumptions.

2.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.84% calculated on an Actual/360 day basis. The U/W NCF DSCR  based on the projected U/W NCF (described in footnote (1) above) is 1.32x.

60

Appraised Value:

$264,300,000 (as of 4/19/2007)

Cut-Off Date LTV:

59.3%

Maturity Date LTV:

59.3%

In-Place UW  NCF:

$13,584,925

(1)

U/W NCF DSCR:

1.25x

(2)

Ownership Interest:

Fee

Reserves:

Upfront

reserves

of

$12,000,000

TI/LC,

$3,500,000

for

CapEx

and

$654,391

for

taxes

and

insurance.

On-going

reserves for taxes and, if not covered under blanket insurance policy, for insurance.

Lockbox:

Hard

Defeasance/Prepayment:

Defeasance

permitted

beginning

two

years

after

securitization.

Prepayment

without

penalty

permitted

two

years

prior to maturity date.

300 West 6th Street

Austin, TX

300 West 6th Street

Austin, TX

Investment Grade and Significant Mortgage Loans

300 West 6th Street

Investment Grade and Significant Mortgage Loans

61

Purpose:

Acquisition

Cut-Off Date Balance:

$127,000,000

Loan Per Square Foot:

$284

Interest Rate:

6.0110% per annum

Maturity Date:

6/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

Thomas

Properties

Group,

Inc.,

California

State

Teachers’

Retirement

System

and

an

affiliate

of

Lehman

Brothers

Property:

Class A office building with an aggregate of 446,637 square feet of net rentable area

Property Manager:

TPG-FP Services, L.P.

Location:

Austin, Texas

Year Built:

2002

Occupancy:

86.1%  (as of 6/19/2007)

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total

Square Feet

% Total Base

Revenues

(2)

Rent

PSF

(3)

Ratings

(4)

Lease

Expiration Date

Clark Thomas

and

Winters

95,199

21.3%

23.5%

$20.50

NR

12/20/2016

(5)

Akin, Gump, Strauss, Hauer, Feld LLP

87,624

19.6%

25.3%

$24.00

NR

3/20/2014

AVP Management Services

46,061

10.3%

15.3%

$27.50

NR

  2/20/2012

Green Mountain Energy

28,658

6.4%

5.6%

$15.75

NR

10/20/2013

McKool Smith

25,102

5.6%

5.5%

$21.71

NR

  4/20/2011

Rollover Schedule:

Investment Grade and Significant Mortgage Loans

300 West 6th Street (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

2.

Ranked by approximate square feet.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Moody’s respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Clark Thomas Winters’ lease expiration includes 3,525 square feet expiring on 12/31/2016.

6.

Based on in-place underwritten base rental revenue.

Year

Approximate Expiring

Square Feet

As % of Total

Square Feet

Cumulative % of Total

Square Feet

Approximate Expiring

Base Revenues

(6)

As % Total Base

Revenues

(6)

Cumulative % of Total

Base Revenues

(6)

2007

9,546

2.1%

2.1%

$226,718

2.7%

2.7%

2008

31,598

7.1%

9.2%

719,788

8.7%

11.4%

2009

1,379

0.3%

9.5%

27,580

0.3%

11.7%

2010

12,319

2.8%

12.3%

253,470

3.1%

14.8%

2011

25,102

5.6%

17.9%

458,000

5.5%

20.3%

2012

69,410

15.5%

33.4%

1,725,148

20.8%

41.1%

2013

28,658

6.4%

39.9%

465,693

5.6%

46.7%

2014

95,585

21.4%

61.3%

2,234,333

26.9%

73.6%

2015

0

0.0%

61.3%

0

0.0%

73.6%

2016

95,199

21.3%

82.6%

1,951,253

23.5%

97.1%

2017 & beyond

15,659

3.5%

86.1%

241,128

2.9%

100.0%

Vacant

62,182

13.9%

100.0%

0

-

-

Totals

446,637

100.0%

$8,303,111

100.0%

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Appraised Value:

$187,050,000 (as of 5/7/2007)

Cut

-

Off Date LTV:

67.9%

Maturity Date LTV:

67.9%

In

-

Place UW  NCF:

$7,791,466

(1)

U/W NCF DSCR:

1.01x

(2)

th

th

Ownership Interest

:

Fee

Reserves:

Lockbox:

Hard

Defeasance/Prepayment:

Subordinated Debt:

Mezzanine Debt:

Appraised Value:

$187,050,000 (as of 5/7/2007)

300 West 6th Street (cont.)

___________________________

1.

Reflects in-place U/W NCF.  U/W NCF is projected to be $9,118,518 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of square footage by approximately 12,448 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents and certain other lease-up assumptions.

2.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.0110% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF (described in footnote (1) above) is 1.18x.

3.

Borrower shall be only required to make monthly deposits into the tax and insurance account, the capital reserve account and the rollover reserve account if a Reserve Period (as defined below) is continuing, (and further subject to the 300 West 6th Street borrower’s right to deliver an acceptable letter of credit or an “acceptable guaranty”).  A “Reserve Period” shall commence (i) upon the occurrence of an event of default or (ii) on the first payment date following the date on which both (a) there is no available drawdown on an outstanding bank loan facility for purposes of such expenses and (b) a debt service coverage ratio of at least 1.10x has not been achieved for two consecutive calculation dates; and shall end if (x) with respect to the matter described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing or (y) with respect to the matter described in clause (ii) above, upon the earlier to occur of (a) the establishment of additional credit pursuant to a bank loan, or (b) a debt service coverage ratio of greater than 1.10x is achieved for two consecutive calculation dates.

63

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to maturity date.

Credit facility available to a certain indirect owner of the 300 West 6   Street borrower with current outstanding balance of $292,500,000 secured by pledges of indirect ownership interests in the 300 West 6   Street borrower and other affiliated entities.

Future mezzanine financing permitted co-terminus with first mortgage loan and subject to certain conditions including, combined DSCR (including mezzanine financing) of at least 1.20x, combined LTV (including mezzanine financing) shall not exceed 75% and delivery of an intercreditor agreement that complies with rating agency guidelines.

On-going reserves for CapEx of $0.15 per square foot, for rollovers of $1.00 per square foot, for taxes and, if not covered under blanket insurance policy, for insurance(3).

University Mall

South Burlington, VT

University Mall

South Burlington, VT

University Mall

South Burlington, VT

Investment Grade and Significant Mortgage Loans

University Mall

Investment Grade and Significant Mortgage Loans

Purpose:

Refinance

Cut

-

Off Date Balance:

$

92,000,000

Loan Per Square Foot:

$

212

(1

)

Interest Rate:

5.704

0

% per annum

Maturity Date:

4

/1

1

/201

7

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

Finard Properties, LLC

Property:

Property Manager:

Location:

Year Built:

In

-

Line Sales/SF:

In

-

Line Cost of Occupancy:

Anchors

(4)

:

Anchor Sales

(5)

:

___________________________

1.

Based on gross square feet of the collateral.

2.

Collateral consists of 434,933 square feet comprised of all in-line, kiosk, and food court space.

3.

Comparable In-Line Sales/SF and In-Line Cost of Occupancy for the year 2006.

4.

Credit ratings for anchors are those by S&P and Moody’s respectively, and may reflect the rating of the parent company if tenant store is not rated. NR means not rated.

5.

Anchor Sales for the year 2005. Sales for Sears for the year 2005 not provided by borrower.

6.

Hannaford Bros. is not part of the collateral.

64

Regional mall with 609,493(2) square feet of gross leasable area and approximately 3,127 parking spaces

Finard Properties LLC, an affiliate of the borrower

South Burlington, Vermont

1978/1992; renovated 1988, 1998 and 2005

$372.6(3)

12.3%(3)

Sears (126,560 square feet; credit rating of BB+/Ba1), Kohl’s (86,605 square feet; credit rating of A-/A3), JC Penney (85,526 square feet; credit rating of BBB-/Baa3), Bon Ton (60,000 square feet; credit rating of B+/B1) and Hannaford Bros.(6) (48,000 square feet; credit rating of BB+/Baa3)

Kohl’s ($13.5 million), JC Penney ($15.9 million), Bon Ton ($7.6 million) and Hannaford Bros.(6) ($26.3 million)

Investment Grade and Significant Mortgage Loans

University Mall (cont.)

Investment Grade and Significant Mortgage Loans

Top Five In

-

Line Tenants

Tenant

Approx.

Square Feet

% Total

Square Feet

(1)

% Total Base

Revenues

(2)

Rent

PSF

(3)

Ratings

(4)

Lease

Expiration Date

Record Town, Inc.

8,584

4.8%

4.9%

$38.00

NR

1/31/2009

DEB Stores, Inc.

7,865

4.4%

2

.2%

$18.44

NR

1/31/2015

Express, Inc.

7,746

4.4%

2.1%

$18.00

BBB

-

/Baa3

1/31/2008

Applebee's

6,100

3.4%

2.3

%

$25.76

NR

1/31/2010

The Gap

6,032

3.4%

1.6%

$18.00

BB+/Ba1

1/31/2009

Overall Occupancy:

97.2%

(

5

)

(as of 2/1/2007)

Appraised Value:

$116,3

00,000 (as of 1/5/2007)

Cut

-

Off Date LTV:

79.1%

Maturity LTV:

79.1%

U/W NCF:

$6,073,078

U/W NCF DSCR:

1.14x

(

6

)

Ownership Interest:

Fee

Reserves

:

On-going reserves for taxes and, if not covered under blanket insurance policy, for insurance.  Replacement reserves of $4,349 per month, provided, however, monthly reserves not required during such time the account balance exceeds $104,384.  Rollover reserves of $19,000 per month, provided, however, monthly reserves not required during such time the account balance exceeds $456,000, provided further, lease termination deposited into rollover reserve account shall not be included in account balance for purposes of determining suspension of monthly reserve requirement.

Lockbox:

Hard

Defeasance/Prepayment:

:

De

feasance permitted beginning

four years after loan origination

.  Prepayment not permitted at anytime.

___________________________

1.

The percentages of total square feet are based on in-line square footage of 178,217.

2.

The percentages of total base revenues are based on total base rental revenues as of 2/1/2007.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

In-line occupancy was 90.5% for the year 2006.

6.

Calculated based on U/W NCF and annual debt constant of 5.7040%.

Investment Grade and Significant Mortgage Loans

University Mall (cont.)

Investment Grade and Significant Mortgage Loans

Mezzanine Debt:

Future mezzanine financing permitted co-terminus with first mortgage loan and subject to certain conditions including, combined DSCR (including mezzanine financing) of at least 1.15x, combined LTV (including mezzanine financing) shall not exceed 85% and delivery of an intercreditor agreement that complies with rating agency guidelines.

Monarch Coast

Dana Point, CA

Monarch Coast

Dana Point, CA

Monarch Coast

Dana Point, CA

Investment Grade and Significant Mortgage Loans

Monarch Coast

Investment Grade and Significant Mortgage Loans

Purpose:

Refinance

Cut-Off Date Balance:

$79,500,000(1)

Loan Per Unit:

$190,191(2)

Interest Rate:

5.6850% per annum(3)

Maturity Date:

5/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

Lyon Management Group, Inc.

Property:

Garden-style apartment complex comprised of 31, 2 and 3-story buildings containing an aggregate of 418(4) residential units (185 one-bedroom units and 233 two-bedroom units) and 780 on-site parking spaces

Property Manager:

Lyon Management Group, Inc., an affiliate of the borrower

Location:

Dana Point, California

Year Built:

1989; renovated 2006-2008(5)

Occupancy:

94.3% (as of 3/27/2007)

___________________________

1.

Reflects the Monarch Coast Mortgage Loan which is part of the Monarch Coast Loan Combination totaling $86,500,000.  The Monarch Coast Loan Combination includes a subordinate non-trust loan with a Cut-Off Date Balance of $7,000,000.

2.

Based solely on the Monarch Coast Mortgage Loan.

3.

Reflects the interest rate for the Monarch Coast Mortgage Loan only.  The mortgage interest rate for the Monarch Coast Non-Trust Loan is 10.5000%.

4.

20% of the units are subject to affordability requirements and rent restrictions, pursuant to a regulatory agreement with the County of Orange, CA, which expires in early 2015, and which are reflected in in- place underwritten net cash flow.

5.

An approximate $4.8 million two-year renovation program is underway that is expected to be completed in 2008.  At closing, a CapEx reserve of $4.3 million was established.

Investment Grade and Significant Mortgage Loans

Monarch Coast (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Reflects the as-is appraised market value. The hypothetical as-renovated and stabilized appraised value as of 4/14/2007 is $129,100,000.  The prospective as-renovated and stabilized value as of 4/14/2010 is $141,100,000 based upon completion of property renovations and stabilization.

2.

Based on the Monarch Coast Mortgage Loan only. The Cut-Off Date LTV and the Maturity Date LTV for the entire Monarch Coast Loan Combination are both 72.6%.  Based on the hypothetical as-renovated and stabilized appraised value of $129,100,000 as of 4/14/2007, the Cut-Off Date LTV and the Maturity Date LTV for the Monarch Coast Mortgage Loan only are both 61.6% and for the entire Monarch Coast Loan Combination are both 67.0%.   Based on the prospective as-renovated and stabilized appraised value of $141,100,000 as of 4/14/2010, the Cut-Off Date LTV and the Maturity Date LTV for the Monarch Coast Mortgage Loan only are both 56.3%. and for the entire Monarch Coast Loan Combination are both 61.3%.

3.

Reflects in-place U/W NCF. Projected U/W NCF based on assumed completion of property renovations  and stabilization and assumed bringing 80% of units to market is $6,260,337.

4.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.685% calculated on an Actual/360 day basis without regard to the Monarch Coast Non-Trust Loan.  The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 6.07465% calculated on Actual/360 day basis for the entire Monarch Coast Loan Combination as of the Cut-Off Date is 0.97x.

5.

The U/W NCF DSCR calculated based on the projected U/W NCF (as described in footnote (3) above) and based on the rate of 5.685% per annum for the Monarch Coast Mortgage Loan without regard to the Monarch Coast Non-Trust Loan is 1.37x. The projected U/W NCF DSCR based on a weighted average interest rate of 6.07465% calculated on Actual/360 day basis for the entire Monarch Coast Loan Combination  is 1.18x.

68

Appraised Value:

$119,160,000 (as of 4/14/2007)

(1)

Cut-Off Date LTV:

66.7%

(2)

Maturity Date LTV:

66.7%

(2)

U/W NCF

$5,145,938

(3)

U/W NCF DSCR:

1.12x

(4)(5)

Ownership Interest:

Fee

Reserves:

Upfront reserves of $4,315,860 for CapEx and TI/LCs.  On-going reserves for taxes and, if not covered under blanket insurance policy, for insurance.

Lockbox:

Springing Soft

Defeasance/Prepayment:

Prepayment permitted in whole only at any time prior to 2/11/2017 subject to payment of prepayment penalty.  Prepayment without penalty permitted three months prior to maturity date.

Subordinated Debt:

Credit facility available to a certain indirect owner of the Monarch Coast borrower with current outstanding balance of $35,000,000 secured by pledges of indirect ownership interests in the Monarch Coast borrower and other affiliated entities.

One Orlando Center

Orlando, FL

One Orlando Center

Orlando, FL

Investment Grade and Significant Mortgage Loans

One Orlando Center

Investment Grade and Significant Mortgage Loans

69

Purpose:

Acquisition

Cut-Off Date Balance:

$68,250,000

Loan Per Square Foot:

$192

Interest Rate:

5.8950% per annum

Maturity Date:

5/11/2017

Term to Maturity:

10 years

Amortization:

Interest Only

Sponsor:

Eola Capital LLC and an affiliate of Lehman Brothers

Property:

19-story Class A office building with 355,856 square feet of net rentable area

Property Manager:

Eola Capital LLC, an affiliate of the borrower

Location:

Orlando, FL

Year Built:

1987; renovated 2005

Occupancy:

91.9% (as of 5/1/2007)

Investment Grade and Significant Mortgage Loans

One Orlando Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

1.

Ranked by approximate square feet.

2.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

3.

Reflects in-place base rent.

4.

Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

5.

Wachovia Corporation’s lease expiration includes 12,226 square feet expiring 9/30/2012.

6.

Based on in-place underwritten base rental revenue.

Year

Approximate Expiring

Square Feet

As % of Total

Square Feet

Cumulative % of Total

Square Feet

Approximate Expiring Base

Revenues

(6)

As % Total Base

Revenues

(6)

Cumulative % of Total

Base Revenues

(6)

2007

419

0.1%

0.1%

$8,472

0.1%

0.1%

2008

10,053

2.8%

2.9%

237,917

3.0%

3.1%

2009

18,834

5.3%

8.2%

436,331

5.5%

8.6%

2010

106,057

29.8%

38.0%

2,745,357

34.6%

43.2%

2011

20,317

5.7%

43.7%

507,019

6.4%

49.6%

2012

89,895

25.3%

69.0%

2,109,826

26.6%

76.2%

2013

9,444

2.7%

71.7%

214,001

2.7%

78.9%

2014

30,391

8.5%

80.2%

737,893

9.3%

88.2%

2015

0

0.0%

80.2%

0

0.0%

88.2%

2016

39,364

11.1%

91.3%

934,722

11.8%

100.0%

2017 & beyond

2,432

0.7%

91.9%

2,065

0.0%

100.0%

Vacant

28,650

8.1%

100.0%

0

-

-

Totals

355,856

100.0%

$7,933,603

100.0%

70

% Total

Lease

Square Feet

Expiration Date

Wachovia

89,827

25.2%

29.2%

$25.18

AA-/Aa3

12/31/2010

(5)

Dean, Mead, Egerton

30,391

8.5%

9.3%

$23.67

NR

    4/30/2014

Hannover Life Reassurance

25,540

7.2%

7.1%

$21.37

NR

     12/31/2012

Tedder, James Worden

20,718

5.8%

6.3%

$19.05

NR

    9/30/2016

Enterprise Florida

19,620

5.5%

6.6%

$26.00

NR

     12/31/2012

Rent

PSF

(3)

Ratings

(4)

Major Tenants:

Tenant

(1)

Approx.

Square Feet

% Total Base

Revenues

(

2)

Rollover Schedule:

Investment Grade and Significant Mortgage Loans

One Orlando Center (cont.)

Investment Grade and Significant Mortgage Loans

Appraised Value:

$93,000,000 (as of 3/16/2007)

Cut-Off Date LTV:

73.4%

Maturity Date LTV

73.4%

In-Place UW  NCF:

$4,351,624

U/W NCF DSCR:

1.07x

(1)

(2)

Ownership Interest

Fee

Reserves:

Lockbox:

Defeasance/Prepayment:

Mezzanine Debt:

___________________________

1.

Reflects in-place U/W NCF.  U/W NCF is projected to be $5,028,921 based on mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent, lease-up of current vacant space to stabilized occupancy of 94% and certain other lease-up assumptions.

2.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.8950% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF (described in footnote (1) above) is 1.23x.

71

Future mezzanine financing permitted co-terminus with first mortgage loan and subject to certain conditions including, combined DSCR (including mezzanine financing) of at least 1.15x, combined LTV (including mezzanine financing) shall not exceed 85% and delivery of an intercreditor agreement that complies with rating agency guidelines.

Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted four months prior to maturity date.

Hard

Upfront rollover reserves of $2,300,000 and free rent reserves of $337,429. On-going reserves in the amount of $5,924 per month for capital expenses. On-going reserves for taxes and, if not covered under blanket insurance policy, for insurance.

Investment Grade and Significant Mortgage Loans

Top Ten Loans

Top Ten Loan Characteristics

Name

Property

Type

Number of

Properties

Cut

-

Off Date

Balance

Percent of Initial

Mortgage Pool

Balance

Cut

-

Off Date

U/W NCF

DSCR

(1

)

U/W NCF

DSCR

(

2

)

Cut

-

O

ff

Date LTV

(3)

S&P /

Moody’s

(4)

237 Park Avenue

(A Note)

Office

1

$419,6

00,000

13.0

%

1.55

x

1.55

x

(5)

32.5

%

(6

)

AAA/A3

Rosslyn Portfolio

(A Note)

Office

2

  310,000,000

9.6

2.25

2.25

(7

)

36.9

(8

)

BBB+/Baa3

Larken Portfolio

Various

(

9

)

20

  172,000,000

5.3

1.26

1.26

(10)

80.0

NR/NR

Bethany Phoenix Portfolio I

Multifamily

7

164,500

,000

5.1

1.17

1.17

(11)

71.0

(12)

NR/NR

110 William Street

Office

1

156,600,000

4.8

1.25

1.25

(13)

59.3

NR/NR

Bay Colony Corporate Center

Office

1

143,900,000

4.4

1.91

1.91

(14)

39.3

BBB

-

/Baa3

300 West 6

th

Street

Office

1

  127,000,000

3.9

1.01

1.01

(15)

6

7.9

NR/NR

University Mall

Regional Mall

1

  92,000,000

2.8

1.14

1.14

(16)

79.1

NR/NR

Monarch Coast

(A Note)

Multifamily

1

79,500,000

2.5

1.12

1.12

(17) (18)

66.7

(19)

NR/NR

One Orlando Center

Office

1

  68,250,000

2.1

1.07

1.07

(20)

73.4

NR/NR

Total/Weigh

ted Average:

-

36

$

1,733,350,000

53.6

%

1.51

x

1.51

x

52.9

%

-

72

___________________________

See footnotes on next page.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

1.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

2.

Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

3.

Calculated based on Cut-Off Date Balance and the related appraised value.

4.

S&P and Moody’s have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

5.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.27409% calculated on an Actual/360 day basis and without regard to the 237 Park Avenue Non-Trust Loan. The U/W NCF DSCR  based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 6.1725% calculated on an Actual/360 day basis for the entire 237 Park Avenue Loan Combination is 0.98x.  The U/W NCF DSCR for the 237 Park Avenue Mortgage Loan based on the projected U/W NCF and without regard to the 237 Park Avenue Non-Trust Loan is 2.39x.  The U/W NCF DSCR based on the projected U/W NCF for the entire 237 Park Avenue Loan Combination is 1.51x..

6.

Based on the Cut-Off Date Balance of the 237 Park Avenue Mortgage Loan, without regard to the 237 Park Avenue Non-Trust Loan.  The Cut-Off Date LTV and the Maturity LTV of the entire 237 Park Avenue Loan Combination are both 52.3%.

7.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.8308% calculated on an Actual/360 day basis and without regard to the Rosslyn Portfolio Non-Trust Loan. The U/W NCF DSCR  based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.9094% calculated on an Actual/360 day basis for the entire Rosslyn Portfolio Loan Combination is 1.21x.  The U/W NCF DSCR for the Rosslyn Portfolio Mortgage Loan based on the projected U/W NCF and without regard to the Rosslyn Portfolio Non-Trust Loan is 2.27x.  The U/W NCF DSCR based on the projected U/W NCF for the entire Rosslyn Portfolio Loan Combination is 1.23x.

8.

Based on the Cut-Off Date Balance of the Rosslyn Portfolio Mortgage Loan, without regard to the Rosslyn Portfolio Non-Trust Loan.  The Cut-Off Date LTV and Maturity LTV of the entire Rosslyn Portfolio Loan Combination are both 67.5%.

9.

The Larken Portfolio consists of 10 office properties (3.3% by principal balance), five industrial properties (1.3% by principal balance), four retail properties (0.6% by principal balance) and one self storage property (0.1% by principal balance).

10.

Based on aggregate U/W NCF and calculated based on the aggregate annual interest-only payments.

11.

Calculated based on aggregate in-place U/W NCF and interest-only payments for the Bethany Phoenix Portfolio I Mortgage Loan only.

12.

Calculated based on the Bethany Phoenix I Mortgage Loan only and the aggregate as-is appraised value.

13.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.84% calculated on an Actual/360 day basis. The U/W NCF DSCR  based on the projected U/W NCF  1.32x. U/W NCF is projected to be $14,350,487 based on assumed mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent and certain other lease-up assumptions.

14.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.53319% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on the projected U/W NCF is 2.30x. Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.53319% calculated on an Actual/360 day basis.  The U/W NCF DSCR based on the projected U/W NCF is 2.30x. U/W NCF is projected to be $21,885,331 based on assumed mark-to-market rent adjustments applied to above or below-market tenant leases and certain other lease-up assumptions.

15.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 6.011% calculated on an Actual/360 day basis. The U/W NCF DSCR  based on the projected U/W NCF is 1.18x. U/W NCF is projected to be $9,118,518 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of square footage by approximately 12,448 square feet upon building re-measurements and additional rent related to that increased square footage at current market rents and certain other lease-up assumptions.

16.

Calculated based on U/W NCF and annual debt constant of 5.704%.

17.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.685% calculated on an Actual/360 day basis without regard to the Monarch Coast Non-Trust Loan.  The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 6.07465% calculated on Actual/360 day basis for the entire Monarch Coast Loan Combination as of the Cut-Off Date is 0.97x.

18.

The U/W NCF DSCR calculated based on the projected U/W NCF and based on the rate of 5.685% per annum for the Monarch Coast Mortgage Loan without regard to the Monarch Coast Non-Trust Loan is 1.37x. The projected U/W NCF DSCR based on a weighted average interest rate of 6.07465% calculated on Actual/360 day basis for the entire Monarch Coast Loan Combination  is 1.18x.

19.

Based on the Monarch Coast Mortgage Loan only. The Cut-Off Date LTV and the Maturity Date LTV for the entire Monarch Coast Loan Combination are both 72.6%.  Based on the hypothetical as-renovated and stabilized appraised value of $129,100,000 as of 4/14/2007, the Cut-Off Date LTV and the Maturity Date LTV for the Monarch Coast Mortgage Loan only are both 61.6% and for the entire Monarch Coast Loan Combination are both 67.0%.   Based on the prospective as-renovated and stabilized appraised value of $141,100,000 as of 4/14/2010, the Cut-Off Date LTV and the Maturity Date LTV for the Monarch Coast Mortgage Loan only are both 56.3%. and for the entire Monarch Coast Loan Combination are both 61.3%.

20.

Calculated based on in-place U/W NCF and interest-only payments based on interest rate of 5.895% calculated on an Actual/360 day basis. The U/W NCF DSCR  based on the projected U/W NCF is 1.23x. U/W NCF is projected to be $5,028,921 based on mark-to-market rent adjustments applied to below and above-market tenant leases based on appraiser’s market rent, lease-up of current vacant space to stabilized occupancy of 94% and certain other lease-up assumptions.

Top Ten Loans (cont.)

Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

Investor Reporting

Name of Report

Description (information provided)

1

Distribution Date Statements

Principal and interest distributions, principal balances

2

Mortgage Loan Status Report

Portfolio stratifications

3

Comparative Financial Status Report

Revenue, NOI, DSCR t

o the extent available

4

Delinquent Loan Status Report

Listing of delinquent Mortgage Loans

5

Historical Loan Modification & Corrected Mortgage Loan Report

Information on modified Mortgage Loans

6

Historical Liquidation Report

Net liquidation proceeds a

nd realized losses

7

REO Status Report

NOI and value of REO

8

Servicer Watch List

Listing of loans in jeopardy of becoming specially serviced

9

Loan Payoff Notification Report

Listing of loans that have given notice of intent to payoff

Timeline

Timeline

Timeline

Date

Event

Week of

July 9

, 2007

Structural & Collateral Term Sheets Available   /

Preliminary Prospectus Supplement Available   /

Road Shows / Investor Calls / Presale Reports

Available on Rating Agency Websites

Week of

July 16

, 2007

Pricing

Week of

July

2

3

,

2007

Closing